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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Harvest Natural Resources, Inc.

(Name of Registrant as Specified In Its Charter)

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PROXY STATEMENT
HARVEST NATURAL RESOURCES, INC.
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
(281) 899-5700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time, Thursday, May 18, 2006

PLACE	Harvest Natural Resources, Inc.
1177 Enclave Parkway
Houston, Texas 77077

ITEMS OF BUSINESS	(1) To elect six directors
(2) To ratify the appointment of independent registered public accounting firm
(3) To approve the Harvest Natural Resources 2006 Long Term Incentive Plan
(4) To consider such other business as may properly come before the meeting

RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on Thursday, March 30, 2006.

VOTING BY PROXY	Please submit the proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the internet, (2) by telephone or (3) by mail. For specific instructions, please refer to the Questions and Information beginning on page 34 of this proxy statement and the instructions on the proxy card.

STOCKHOLDER LISTING	A list of our stockholders as of March 30, 2006, will be available for inspection by our stockholders at the Company’s headquarters, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077, during the ten days immediately preceding the date of the Annual Meeting.

By Order of the Board of Directors

James A. Edmiston
President and Chief Executive Officer
This proxy statement and accompanying proxy card are being distributed on or about April 10, 2006.

2006 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT
     The Board of Directors of Harvest Natural Resources, Inc. (“Harvest” or the “Company”) is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on May 18, 2006, and soliciting your proxy with respect to the meeting. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.
     The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, our Board of Directors and its committees, the compensation of directors and our most highly paid officers, and certain other required information. Our 2005 Annual Report to Stockholders is being mailed to you simultaneously with this proxy statement.
     There are three proposals scheduled to be voted on at the meeting:
•	The election of six directors

•	The ratification of the appointment of our independent registered public accounting firm

•	The approval of the Harvest Natural Resources 2006 Long Term Incentive Plan
BOARD OF DIRECTORS
Board Structure
     Our Board of Directors (the “Board”) currently has seven directors. The size of our Board will be decreased to six members effective as of our 2006 Annual Meeting of Stockholders. Dr. Peter J. Hill, our former Chief Executive Officer and President, is not standing for re-election to the Board at the 2006 Meeting of Stockholders.
     During 2005, the Board held twelve regularly scheduled and special meetings. None of our directors attended fewer than 75% of the meetings of the Board and the Committees on which he serves. The average attendance in 2005 of all directors at Board and Committee meetings was over 99%.
Governance
     Corporate governance is part of our culture and a guiding principle in our behavior. The Board has adopted Guidelines for Corporate Governance which require that independent directors comprise a majority of the Board and that the Chairman of the Board be elected from the independent directors. In addition, the Guidelines for Corporate Governance require that each standing committee of the Board be comprised solely of independent directors. Other matters included in the Guidelines for Corporate Governance are Board and director responsibilities, director qualifications, operation of the Board, director compensation, the operation and responsibilities of board committees and management responsibilities.
     Our current Board includes seven directors, five of whom have been determined by the Board to be independent, including our non-executive Chairman of the Board. The directors our Board has determined to be independent are Stephen D. Chesebro’, John U. Clarke, H. H. Hardee, Patrick M. Murray and J. Michael Stinson. The Board’s determination of independence is based upon the following standards as set forth in its Guidelines for Corporate Governance:
“Determination of Independence. In determining whether a director is independent, there shall be no fixed criteria or bright line rules. The Board believes that true independence is measured by subjective and objective factors taking into account the totality of the circumstances. In addition, the following guidelines will apply to the determination of independence:
1.	A Director must have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). The determination that a relationship by a Director with the Company is not material must be affirmatively made by the Board each year.

2.	A Director who is an employee, or immediate family member is an executive officer, of the Company shall not be considered independent until at least three years after the end of such employment relationship.

3.	A Director shall not be considered independent where (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.	A Director who is employed, or whose immediate family member is employed, as an executive officer of any company whose compensation committee includes an officer of the Company shall not be considered independent until at least three years after their employment terminates.

5.	A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than Director and committee fees and pension or other deferred forms of compensation for prior service (provided such compensation is not contingent in any way on continued service), shall not be considered independent until at least three years after such individual ceases to receive more than $100,000 per year in such compensation.

6.	A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, shall not be considered independent until at least three years after falling below such threshold.

7.	Directors who hold substantial stock in the Company or are affiliated with or an executive of a substantial shareholder for the Company may not be considered independent; however, ownership of stock is not in and of itself a basis for a Director to be considered as not independent.”
     The non-management directors of the Board meet in regularly scheduled executive sessions without a member of Company management present. The presiding director at all of these meetings is the Company’s Chairman of the Board. In 2005, the non-management directors of the Board met six times in executive session. Each year the Board conducts a self evaluation as a means to determine its effectiveness.
     The Board has also adopted a Code of Business Conduct and Ethics which applies to all directors, officers and employees of the Company. The Board last amended the Code of Business Conduct and Ethics in February 2004. The Board has not granted any waivers to the Code of Business Conduct and Ethics.
     The Guidelines for Corporate Governance, the Code of Business Conduct and Ethics and the charters of all the Board committees are accessible on the Company’s website under the governance section at http://www.harvestnr.com. Any amendments to or waivers of the Code of Conduct and Business Ethics will also be posted on the Company’s website. In addition, this information will be made available in print and without charge to any person who requests it by sending a written request to Harvest Natural Resources, Inc., Attn: Investor Relations, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077.

Communications with the Board
          Stockholders and other individuals may contact our Chairman of the Board or other independent non-management directors, individually or as a group, for any reason, including to make complaints regarding the Company’s accounting, internal accounting controls or auditing matters. The Board may be contacted by mail at the Company’s principal executive offices or at the Company’s website through an e-mail link under the governance section at http://www.harvestnr.com. All of the independent directors have approved a process for collecting, organizing and relaying stockholder communications.
Attendance at Annual Meeting of Stockholders
          It is the policy of the Board that, to the extent possible, all directors attend the annual meeting of stockholders. All directors attended the 2005 annual meeting of stockholders.
Board Committees
          The Board has three standing committees: (1) Audit, (2) Human Resources and (3) Nominating and Corporate Governance. The membership at the conclusion of 2005 and the function of each committee are described below.

Nominating and
Corporate
Name of Director	Audit	Human Resources	Governance
Stephen D. Chesebro’		X	X
John U. Clarke	X	X
James A. Edmiston
H. H. Hardee	X	X	X
Peter J. Hill
Patrick M. Murray	X		X
J. Michael Stinson		X

Number of Meetings in 2005	9	7	6
X = Committee member
     The Audit Committee
          The Audit Committee assists the Board in oversight of:
•	the Company’s accounting and financial reporting policies and practices,

•	the integrity of the financial statements of the Company,

•	the independent registered public accounting firm’s qualifications, independence and objectivity,

•	the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm, and

•	the compliance by the Company with legal and regulatory requirements.
     The Audit Committee acts as a liaison between the Company’s independent registered public accounting firm and the Board, and it has the sole authority to appoint or replace the independent registered public accounting firm and to approve any significant non-audit relationship with the independent registered public accounting firm. The Company’s internal auditor and the Company’s independent registered public accounting firm report directly to the Audit Committee.

     The Audit Committee is responsible for the Company’s procedures relating to the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee is also responsible for understanding and assessing the Company’s processes and policies for communications with shareholders, institutional investors, analysts and brokers.
     The Audit Committee has access to Company records and employees, and has the sole authority to retain independent legal, accounting or other advisors. The Company will provide appropriate funding for the payment of the independent registered public accounting firm and any advisors employed by the Audit Committee.
     The Audit Committee makes regular reports to the Board. Each year the Audit Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.
     The Board has determined that each member of the Audit Committee meets the independence standards of the SEC’s requirements, the rules of the New York Stock Exchange and the Company’s Guidelines for Corporate Governance. No member of the Audit Committee serves on the audit committee of more than three public companies. The Board has further determined that each member of the Audit Committee is financially literate and that Mr. Murray and Mr. Clarke qualify as audit committee financial experts as defined in Item 401(h) of Regulation S-K. Information on the relevant experience of Mr. Murray and Mr. Clarke is set forth in the discussion below under Proposal No. 1.
     The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee Charter is attached to this Proxy statement as Appendix A. The charter is also accessible in the governance section of the Company’s website (http://www.harvestnr.com). The charter is also available in print to any person who requests it by sending a written request to Harvest Natural Resources, Inc., Attn: Investor Relations, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077.
     Our Audit Committee has established procedures for Company employees or consultants to make a confidential, anonymous complaint or raise a concern over accounting, internal accounting controls or auditing matters concerning the Company or any of its companies.
     The Human Resources Committee
     The primary responsibilities of the Human Resources Committee are to:
•	annually review the performance of the Chief Executive Officer and make recommendations to the Board on all elements of his compensation,

•	annually review the compensation of the Board and make recommendations to the Board on compensation,

•	review and assess succession planning,

•	establish and recommend to the Board all elements of executive compensation,

•	make recommendations to the Board with respect to incentive and equity compensation plans, and

•	review and monitor overall compensation and benefit plans, and human resources policies and procedures.
     Each year the Human Resources Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.

     The Board has determined that each member of the Human Resources Committee meets the independence requirements of the rules of the New York Stock Exchange and the Company’s Guidelines for Corporate Governance.
     The Human Resources Committee operates pursuant to a written charter. The charter is accessible in the governance section of the Company’s website (http://www.harvestnr.com). The charter is also available in print to any person who requests it by sending a written request to Harvest Natural Resources, Inc., Attn: Investor Relations, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077.
     The Nominating and Corporate Governance Committee
     The primary responsibilities of the Nominating and Corporate Governance Committee are to:
•	develop the criteria and procedures for the identification and recruitment of candidates for election to serve as directors who will promote the best interest of the stockholders,

•	review qualifications and recommend director candidates to the Board, including those recommended by stockholders of the Company, to be nominated for election by the stockholders or to fill any vacancy,

•	recommend directors to serve on and chair Board committees,

•	evaluate annually the performance of the Board, and

•	develop and recommend guidelines for corporate governance and a code of business conduct and ethics applicable to all directors, officers and employees of the Company.
     Each year the Nominating and Corporate Governance Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.
     The Board has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements of the rules of the New York Stock Exchange and the Company’s Guidelines for Corporate Governance.
     The Nominating and Corporate Governance Committee operates pursuant to a written charter. The charter is accessible in the governance section of the Company’s website (http://www.harvestnr.com). The charter is also available in print to any person who requests it by sending a written request to Harvest Natural Resources, Inc., Attn: Investor Relations, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077.
     The Nominating and Corporate Governance Committee will consider nominations for director proposed by stockholders of the Company if such nominations are submitted within the time limits and in the manner prescribed by applicable rule, law and the Company’s Bylaws. To be timely, a stockholder’s nomination for director must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting (which, for the 2007 annual meeting, would be no later than February 17, 2007). A stockholder’s nomination of a director to the Secretary shall (a) identify the nominee or nominees and provide a brief description of their business experience and background, (b) the name and address of the stockholder as they appear on the Company’s books, (c) the class and number of shares of the Company which are beneficially owned by such stockholder, (d) any material relationship between the nominee(s) and the stockholder and the Company, and (e) contact information of the nominee(s) for follow-up information requests by the Board. In addition, if the stockholder’s ownership of shares of the Company, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Please see page 37 for additional information on submitting stockholder proposals.

     Under the Board’s Guidelines for Corporate Governance, at least a majority of directors of the Company must be independent, and individuals who are more than seventy-two years old or serve on the board of more than three other publicly held companies are not eligible to serve on the Board. The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of members of the Board. Factors the Nominating and Corporate Governance Committee shall consider in identifying and evaluating director nominees include:
•	High personal and professional ethics, integrity and values;

•	Collective breadth of experience in matters such as:
•	international operations,

•	the energy business,

•	board membership,

•	service as the chief executive or operating officer in a publicly held company, and

•	auditing, accounting, finance or banking;
•	Independence in fact and intellectually;

•	An interest and the availability of time to be involved with the Company and employees over a sustained period; and

•	The ability and willingness to objectively appraise management and Board performance in the interests of the stockholders.
     In considering these factors, no distinction is drawn between nominees recruited by or for the Board and nominees recommended by stockholders.
     The Nominating and Corporate Governance Committee is responsible for periodically reviewing the size, composition and organization of the Board and recommending to the Board policies, changes and other action it deems advisable. During 2005, the Nominating and Corporate Governance Committee considered adding additional Board members. In September 2005, Mr. Byron A. Dunn resigned from the Board and joined the Company as its Senior Vice President, Corporate Development. After determining his availability and interest, in November 2005, the Board appointed Mr. J. Michael Stinson to the Board. Mr. Stinson was recommended for appointment to the Board by Mr. Edmiston, the Company’s Chief Executive Officer.
Director Compensation Arrangements
          Director compensation is reviewed annually by the Human Resources Committee of the Board with the assistance of an independent compensation consultant retained by the Committee. Any adjustments to compensation are approved by the Board, based upon the recommendations of the Human Resources Committee. The philosophy of the Company in determining director compensation is to align compensation with the long-term interests of the stockholders, adequately compensate the directors for their time and effort, and establish an overall compensation package that will attract and retain qualified directors. In determining overall director compensation, the Company seeks to strike the right balance between the cash and stock components of director compensation. It is the policy of the Board that directors should hold equity ownership in the Company and that a portion of director fees should consist of Company equity in the form of restricted stock and stock option grants. The Board also believes that directors should develop a meaningful equity position over time. To further this policy the Board has adopted Stock Retention Guidelines applicable to all directors. Under the Guidelines, at least fifty percent of the shares of restricted stock (on an after tax basis) must be retained by a director for at least three years after the restriction lapses, and at least fifty percent of the net shares of stock (on an after tax basis) received through the exercise of an option or stock appreciation right must be retained by a director for at least three years after the exercise date. The Guidelines are administered by the Human Resources Committee, which also has the authority to waive application of the Guidelines.
          Each non-employee director of the Company receives compensation as follows:

•	an annual Board retainer of $36,000, plus travel and related expenses,

•	a board meeting fee of $1,500 for each board or committee meeting attended,

•	an annual committee retainer of $15,000 for serving as committee chair of the Audit committee and Human Resources committee, and $10,000 for serving as committee chair of the Nominating and Corporate Governance committee,

•	a fee of $1,500 per day for attending business meetings on behalf of the Company in his capacity as a director that requires out of town travel or a substantial commitment of time.
The Company’s director compensation includes additional compensation for our non-executive Chairman of the Board, Mr. Chesebro’, in recognition of the significant added responsibilities and time commitments of that position. In addition to his compensation as a director, Mr. Chesebro’ receives a retainer of $120,000 a year, paid quarterly.
          Under the Harvest Natural Resources 2004 Long Term Incentive Plan, directors are eligible to receive restricted stock, stock options and SAR grants. In 2005, the Board approved stock awards under the Company’s 2004 Long Term Incentive Plan as follows:
•	a stock option award of 5,000 shares to Messrs. Chesebro’ Clarke, Dunn, Hardee and Murray,

•	a stock option award of 10,000 shares to Mr. Stinson,

•	a restricted stock award of 3,000 shares for Messrs. Clarke, Dunn, Hardee and Stinson, and

•	a restricted stock award of 6,000 shares for Messrs. Chesebro’ and Murray.
If the Harvest Natural Resources 2006 Long Term Incentive Plan is approved, directors will be eligible to receive restricted stock, stock options and SAR grants under that plan.
          In May, 2005, the Board amended the Harvest Natural Resources, Inc. Deferred Compensation Plan for the Board of Directors (the “Plan”) to (1) prohibit additional individuals from becoming participants in the Plan, (2) to cease all benefit accruals under the Plan and (3) to terminate the Plan and distribute all accrued and vested amounts payable to the participants under the Plan on or about December 2, 2005. On December 2, 2005 the accrued and vested amounts were distributed to the Plan participants.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
          There are six nominees for election to our Board of Directors this year. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.
          Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees.

Stephen D. Chesebro’ Appointed Director in October 2000 Age 64	Mr. Chesebro’ served as President and Chief Executive Officer of PennzEnergy, the independent oil and gas exploration and production company that was formerly a business unit of Pennzoil Company, from December 1998 until he retired in 1999. From February 1997 to December 1997, Mr. Chesebro’ served as Group Vice President – Oil and Gas and from December 1997 until December 1998 he served as President and Chief Operating Officer of Pennzoil Company, an integrated oil and gas company. From 1993 to 1996, Mr. Chesebro’ was Chairman and Chief Executive Officer of Tenneco Energy, a $4 billion global company with 3,000 employees. Tenneco Energy was part of Tenneco, Inc., a worldwide corporation that owned diversified holdings in six major industries. Mr. Chesebro’ is an advisory director to Preng & Associates, an executive search consulting firm. In 1964, Mr. Chesebro’ graduated from the Colorado School of Mines. He was awarded the school’s Distinguished Achievement Medal in 1991 and received his honorary doctorate from the institution in 1998. He currently serves on the school’s visiting committee for petroleum engineering. In 1994, Mr. Chesebro’ was the first American awarded the H. E. Jones London Medal by the Institution of Gas Engineers, a British professional association.

John U. Clarke Appointed Director in October 2000 Age 53	Since December 2004, Mr. Clarke has been Chairman of the Board and Chief Executive Officer of NATCO Group, Inc., a publicly-traded oil services and equipment company. From May 2001 until assuming his current position with NATCO, Mr. Clarke was the President of Concept Capital Group, a financial and strategic advisory firm originally founded by Mr. Clarke in 1995. During 2001, Mr. Clarke was a Managing Director of SCF Partners, a private equity investment company focused on the oil and gas services and equipment sectors of the energy industry. From 1999 to 2000, Mr. Clarke was Executive Vice President of Dynegy, Inc., a publicly traded global energy merchant, where he was also an Advisory Director and member of the Office of the Chairman. Mr. Clarke joined Dynegy in April 1997 as Senior Vice President and Chief Financial Officer. Prior to joining Dynegy, Mr. Clarke was a managing director and co-head of a specialty energy practice group with Simmons & Company International, a Houston-based investment banking firm. From 1995 to 1997, he served as president of Concept Capital Group. Mr. Clarke was Executive Vice President and Chief Financial and Administrative Officer with Cabot Oil and Gas, a publicly traded Appalachian oil and gas producer, from 1993 to 1995. He was with Transco Energy, a publicly traded interstate pipeline company, from 1981 to 1993, last serving as Senior Vice President and Chief Financial Officer. Mr. Clarke began his professional career with Tenneco, Inc. in 1978. In addition to being on the board of directors of NATCO, Mr. Clarke is a member of the board of directors of The Houston Exploration Company, a publicly traded North American exploration and production company. He is also Chairman and a member of the Board of Directors of FuelQuest, a market service provider to petroleum marketers. Mr. Clarke earned a Bachelor of Arts degree in Economics from the University of Texas in 1975 and a Master of Business Administration degree from Southern Methodist University in 1977.

James A. Edmiston Elected Director in May 2005 Age 46	Mr. Edmiston was elected President and Chief Executive Officer of Harvest Natural Resources, Inc. on October 1, 2005. He joined the Company as Executive Vice President and Chief Operating Officer on September 1, 2004. Prior to joining Harvest, Mr. Edmiston was with Conoco and ConocoPhillips for 22 years in various management positions including President, Dubai Petroleum Company (2002-2004), a ConocoPhillips affiliate company in the United Arab Emirates and General Manager, Petrozuata, C.A., in Puerto La Cruz, Venezuela (1999-2001). Prior to 1999, Mr. Edmiston also served as Vice President and General Manager of Conoco Russia and then as Asset Manager of Conoco’s South Texas Lobo Trend gas operations. Mr. Edmiston earned a Bachelor of Science degree in Petroleum Engineering from the Texas Tech University and a Masters of Business Administration from the Fuqua School of Business at Duke University. Mr. Edmiston is a Member of the Society of Petroleum Engineers.

H. H. Hardee Appointed Director in October 2000 Age 51	Mr. Hardee has been a Senior Vice President-Investment Officer with RBC Dain Rauscher, an investment banking firm, since 1994. From 1991 through 1994, Mr. Hardee was a Senior Vice President with Kidder Peabody, an investment banking firm. From 1977 through 1991, Mr. Hardee was a Senior Vice President at Rotan Mosle/Paine Webber Inc., an investment banking firm. During his tenure at Dain Rauscher, he has been in the top 1% of his peer group and has been a member of the Chairman’s Council since joining the firm. Mr. Hardee is a licensed investment advisor and has served in various board capacities including investment policy and syndicate underwriting. Mr. Hardee’s expertise is advising high net worth individuals and small to mid-sized corporations. He currently advises/manages over $300 million in assets. He is also a published author in the area of financial investing. Mr. Hardee is a former director of the Bank of Almeda and Gamma Biologicals. He is also a former limited partner and advisory director of the Houston Rockets of the National Basketball Association, former advisory finance Chairman for the Ft. Bend Texas Independent School District, and an elder at Southminster Presbyterian Church. Mr. Hardee has a degree in finance from the University of Texas and holds an Accredited Wealth Management Certification.

Patrick M. Murray Appointed Director in October 2000 Age 63	Since 2004, Mr. Murray has been Chairman of the Board and Chief Executive Officer of Dresser, Inc., an energy infrastructure and oilfield products and services company. From 2000 until becoming Chairman of the Board, Mr. Murray served as President and Chief Executive Officer of Dresser, Inc. Mr. Murray was President of Halliburton Company’s Dresser Equipment Group, Inc.; Vice President, Strategic Initiatives of Dresser Industries, Inc.; and Vice President, Operations of Dresser, Inc. from 1996 to 2000. Mr. Murray has also served as the President of Sperry-Sun Drilling Services from 1983 through 1996. Mr. Murray joined NL Industries in 1973 as a Systems Application Consultant and served in a variety of increasingly senior management positions. Mr. Murray currently serves on the board of Precision Drilling Corporation, a publicly held contract drilling company. Mr. Murray is also on the boards of the Valve Manufacturers Association, Petroleum Equipment Suppliers Association and the Dallas Council on World Affairs. He is on the board of advisors for the Maguire Energy Institute, Edwin L. Cox School of Business, and Southern Methodist University, and a member of the Board of Regents of Seton Hall University. Mr. Murray holds a B.S. degree in Accounting and a Master of Business Administration from Seton Hall University. He served for two years in the U.S. Army as a commissioned officer. Mr. Murray is a member of the American Petroleum Institute and the Society of Petroleum Engineers.

J. Michael Stinson Appointed Director in November 2005 Age 62	Since January 2005, Mr. Stinson has been Chairman of the Board of Paulsson Geophysical Services, Inc., a vertical seismic profiling technology company. From February through August 2004, Mr. Stinson served with the U.S. Department of Defense and the Coalition Provisional Authority as Senior Advisor to the Iraqi Ministry of Oil. From 1965 to 2003, Mr. Stinson was with Conoco and ConocoPhillips in a number of assignments in operations and management. His last position at ConocoPhillips was as Senior Vice President, Government Affairs in which he was responsible for government relations with particular emphasis on developing and facilitating international business development opportunities in various countries. Previous positions included Senior Vice President – Business Development, Vice President – Exploration and Production, Chairman and Managing Director of Conoco (UK) Limited, Vice President/General Manager of International Production for Europe, Africa and the Far East, and President and Managing Director of Conoco Norway, Inc. Mr. Stinson is a member of the board of directors of Eventure Global Technology, Inc, an oil equipment company. Mr. Stinson earned a Bachelor of Science degree in Industrial Engineering from Texas Tech University and a Masters of Business Administration from Arizona State University. He is a fellow of the Institute of Petroleum and a member of the American Petroleum Institute, the Society of Petroleum Engineers and the American Association of Petroleum Geologists.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as Harvest’s independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2006.
          Our Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006. If the appointment is not ratified, our Board of Directors will select another independent registered public accounting firm.

Equity Compensation Plan Information
     The following table presents information as of March 28, 2006, on equity compensation plans approved by security holders and equity compensation plans not approved by security holders.

Number of securities
	Number of		remaining
	securities to be	Weighted-	available for
	issued upon	Average	future issuance
	exercise of	exercise price	under equity
	outstanding	of outstanding	compensation
	options,	options,	plans (excluding
	warrants and	warrants	securities reflected
	rights	and rights	in column (a))
PLAN CATEGORY	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,928,013	$9.49	1,773
Equity compensation plans not approved by security holders (1)	503,450	2.11	—
-
Total	4,431,463	$8.65	1,773

(1)	See Note 5 of Notes to Consolidated Financial Statements filed as part of our Form 10-K for the year ending December 31, 2005 for a description of options issued to individuals other than our officers, directors or employees. The 1999 Stock Option Plan permitted the granting of stock options to purchase up to 2,500,000 shares of our common stock in the form of ISOs, NQSOs or a combination of each, with exercise prices not less than the fair market value of the common stock on the date of the grant, subject to the dollar limitations imposed by the Internal Revenue Code. In the event of a change in control, all outstanding options became immediately exercisable to the extent permitted by the plan. Options granted to employees under the 1999 Stock Option Plan vested 50 percent after the first year and 25 percent after each of the following two years, or they vested ratably over a three-year period, from their dates of grant and expire ten years from grant date or three months after retirement, if earlier. All options granted to outside directors and consultants under the 1999 Stock Option Plan vested ratably over a three-year period from their dates of grant and expire ten years from grant date. This is the only compensation plan in effect that was adopted without the approval of our stockholders.
     The following table presents information on stock options outstanding at March 28, 2006 granted to directors, officers and employees of the Company. This updates the information in Note 5 to the Company’s financial statements filed as part of its Form 10-K for the year ending December 31, 2005 (in thousands, except life and per share price).

	Outstanding				Exercisable
		Weighted-
		Average	Weighted-			Weighted-
Range of	Number	Remaining	Average	Aggregate	Number	Average	Aggregate
Exercise	Outstanding	Contractual	Exercise	Intrinsic	Exercisable	Exercise	Intrinsic
Prices	at 3/28/06	Life	Price	Value	at 3/28/06	Price	Value
$1.55 - $2.75	1,516	1.59	$1.98	$12,970	1,516	$1.98	$12,970
$4.80 - $7.10	356	3.59	5.66	1,732	344	5.61	1,691
$8.72 - $10.91	1,110	5.85	10.07	661	136	8.72	246
$11.86 - $16.90	1,029	3.65	12.94	—	593	12.84	—
$17.88 - $24.13	410	0.13	21.21	—	410	21.21	—

	4,421			$15,363	2,999		$14,907

     The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value based on the Company’s closing stock price of $10.52 as of March 28, 2006, which would have been received by the option holders had all option holders exercised their options as of that date. Of the number outstanding, 733,750 options are pledged to the Company by A. E. Benton, its former Chief Executive Officer and Chairman of the Board, to secure repayment of debt. Future exercises of Mr. Benton’s options are largely at his discretion, provided that all net proceeds are paid to the Company until his debt to the Company is repaid in full.
     In addition to options granted to directors, officers and employees of the Company, the Company has issued options related to the acquisition of Benton Offshore China Company. At March 28, 2006, options to purchase 74,427 shares of common stock were both outstanding and exercisable. In addition to options issued pursuant to the plans, options have been issued to individuals outside of plans at $11.88 which vest over three years. At December 31, 2005, a total of 10,000 options issued outside of the plans were both outstanding and exercisable.

     Since 1989, the Company has adopted several stock option plans. In 2001, the stockholders approved the 2001 Long Term Incentive Plan, following which the Board determined that options would no longer be granted under any prior plans. In 2004, the stockholders approved the 2004 Long Term Incentive Plan. This plan provides for the award of stock options and restricted stock to non-employee directors, employees and consultants of the Company. There were no performance based awards granted in 2005 under the 2004 Long Term Incentive Plan. As of March 28, 2006, 333 shares remain available for stock option grants under the 2001 Long Term Incentive Plan and 1,440 shares remain available for award under the 2004 Long Term Incentive Plan, of which 1,440 of the available amount can be granted as restricted shares. As of March 28, 2006, the total number of shares to be issued upon the exercise of outstanding options under the 2001 Long Term Incentive Plan and 2004 Long Term Incentive Plan was 2,679,243 shares, and the total number of shares of restricted stock granted pursuant to the 2004 Long Term Incentive Plan was 205,650 shares. Total outstanding shares of the company on such date were 37,141,595.
     For the period 2003 through 2005, the total number of options granted each year as a percent of outstanding shares (the “burn rate”) has been 1.4 percent. Past burn rates are not necessarily indicative of future burn rates.

PROPOSAL NO. 3
APPROVAL OF HARVEST NATURAL RESOURCES
2006 LONG TERM INCENTIVE PLAN
     On March 30, 2006, the Board of Directors approved, subject to stockholder approval, and recommended that the stockholders approve the Harvest Natural Resources 2006 Long Term Incentive Plan (the “2006 Plan”). A copy of the 2006 Plan is attached as Appendix B to this Proxy Statement.
     The Board’s approval and recommendation of the 2006 Plan follows a review by the Human Resources Committee of the Company’s existing compensation plans, stock options available under the 2001 Long Term Stock Incentive Plan and 2004 Long Term Incentive Plan, comparable plans in other companies and trends in long-term compensation, particularly in the oil and gas industry. The Human Resources Committee was assisted in this review by an independent outside consultant retained by the Committee.
     The Board believes the 2006 Plan is an essential element of its compensation program and critical to the Company’s ability to attract and retain the highly qualified employees and consultants essential for the execution of its international growth strategy. The Board believes a long term incentive plan is particularly critical at a time when the oil and gas industry is in a growth cycle and there is strong competition for talent. The Board believes the 2006 Plan, as proposed, will (i) provide incentive opportunities for non-employee directors and key employees and consultants, (ii) help attract and retain qualified directors and retain and attract uniquely qualified employees and consultants, and (iii) align the personal financial interests of such persons with the Company’s stockholders. The 2006 Plan provides for stock options, stock appreciation rights, restricted stock and performance related cash awards, subject to certain limits.
     Our Board of Directors recommends a vote FOR the Harvest Natural Resources 2006 Long Term Incentive Plan.
2006 Plan Highlights
     Some of the highlights of the 2006 Plan include:
•	The 2006 Plan is administered by the Human Resources Committee, which is comprised solely of independent directors.

•	The total amount of equity awards in the form of options, stock appreciation rights or restricted stock over the life of the 2006 Plan is capped at 1,825,000 shares, of which no more than 325,000 shares may be granted as restricted stock.

•	No individual may be awarded more than 900,000 options or stock appreciation rights (for each type of award) and no more than 175,000 shares of restricted stock over any consecutive three year period.

•	The exercise price of options may not be less than the fair market value of the common stock of the Company on the date of grant.

•	The grant price of stock appreciation rights may not be less than fair market value of the common stock of the Company on the date of grant.

•	No more than one third of options or stock appreciation rights may vest in any one year.

•	Restricted stock grants to employees and consultants are subject to a minimum three year restriction period. Generally, the vesting and transferability restrictions applicable to restricted stock granted to a director will lapse as to one-third of the shares of stock subject to the award on each anniversary of the date of grant of the award, provided that he is still a director on such date.

•	In addition to other vesting requirements, the Human Resources Committee may condition vesting on the achievement of established performance goals.

•	Without approval of the stockholders, the 2006 Plan prohibits direct or indirect repricing, replacing or regranting options or stock appreciation rights (other than for recapitalizations, stock splits and similar events) or making any material changes to the 2006 Plan.
     In addition, the Board has adopted Stock Retention Guidelines applicable to any awards of stock options, stock appreciation rights paid in stock or restricted stock under the 2006 Plan. For a discussion of the Stock Retention Guidelines and other guidelines used by the Board in making grants of stock options, stock appreciation rights and restricted stock, see page 6 and the Report of the Human Resources Committee beginning on page 22.
Summary of the 2006 Plan
     The 2006 Plan Highlights and the following summary of the material features of the 2006 Plan is qualified in its entirety by reference to Appendix B.
Term
     If approved by the stockholders, the 2006 Plan will be effective May 18, 2006. The 2006 Plan will terminate on May 17, 2016, unless sooner terminated by the Board.
Purpose
     The purpose of the 2006 Plan is to provide incentive opportunities for directors, employees and consultants, and to align such persons’ personal financial interests with those of the Company’s stockholders.
Administration
     The Human Resources Committee (the “Committee”) shall administer the 2006 Plan. In administering the 2006 Plan, the Committee shall have the full power to determine the size and types of performance awards and grants of options, stock appreciation rights (“SARs”) and restricted stock and performance awards (individually or collectively “Awards”); to determine the terms and conditions of such Awards in a manner consistent with the 2006 Plan; to construe and interpret the 2006 Plan and any agreement or instrument entered into under the 2006 Plan; to establish, amend or waive rules and regulations for the 2006 Plan’s administration; and to amend the terms and conditions of any Award to the extent such terms and conditions are within the sole discretion of the Committee. The Committee’s administrative authority is limited by approvals and authority the Board has reserved to itself, and the limitations and restrictions otherwise applicable under the 2006 Plan.
     The Committee shall have the discretion to select particular “Indicators of Performance” to be utilized in determining Awards, set Indicators of Performance solely by reference to the performance of a subsidiary or based upon comparisons of any of the performance measures relative to other companies and include or exclude the impact of any event or occurrence which the Committee determines to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal. Under the 2006 Plan, Indicators of Performance are criteria used by the Committee to evaluate the Company’s performance, including: the Company’s pretax income, net income, earnings per share, revenue, expenses, return on assets, return on equity, return on investment, net profit margin, operating profit margin, discretionary cash flow, total stockholder return, share price, lease operating expenses, EBITDA, capitalization, liquidity, reserve adds or replacement, finding and development costs, production volumes and other measures of quality, safety, productivity or cost management or process improvement.
Eligibility
     Employees and consultants who, in the judgment of the Committee, may make key contributions to the profitability and growth of the Company shall be eligible to receive Awards under the 2006 Plan. Directors shall be eligible to receive options, SARs and grants of restricted stock under the 2006 Plan.

Maximum Shares Available
     The maximum amount of stock which may be issued under the 2006 Plan in satisfaction of exercised options, SARs, or issued as restricted stock may not exceed 1,825,000 shares, in the aggregate, of which no more than 325,000 shares may be granted as restricted stock. No individual may be awarded options or SARs covering more than 900,000 shares (for each type of award) and no more than 175,000 shares of restricted stock during any period of three consecutive calendar years. The cash covered by all performance awards granted under the 2006 Plan may not exceed $5,000,000 to an individual in any year. Stock subject to an option or SAR which is cancelled or terminated without having been exercised, or stock awarded as restricted stock, which is forfeited shall again be available for grants under the 2006 Plan. However, shares of stock withheld to satisfy tax obligations, used in payment of an award or which are not issued because the holder of an option exercises a SAR, are not again available for grants. The March 28, 2006 closing price of the Company’s stock was $10.53.
Stock Options
     The Committee may grant options to purchase shares of the common stock of the Company under the 2006 Plan to eligible employees, consultants and directors for such numbers of shares and having such terms as the Committee shall designate, subject however, to the provisions of the Plan. The Committee will also determine the type of option granted (e.g., incentive stock option (“ISO”)) or a combination of various types of options. Each option shall be evidenced by a stock option agreement.
     The price at which shares may be purchased under an option shall not be less than 100% of the fair market value of the Company’s stock on the date the option is granted.
     The Committee shall determine the period during which an option may be exercised, provided that the period will be no more than ten years from the date on which the option is granted. The Committee shall also determine the dates on which installment portions of an option shall vest, provided that no more than one-third of the shares subject to an option may vest in any one year. The vesting of an option may also be conditioned on the achievement of Indicators of Performance established by the Committee.
     Subject to the terms of the 2006 Plan and approval of the board of directors, the Committee has the discretion, on an individual basis, to accelerate the time at which installment portion(s) of an outstanding option may be exercised.
     An option shall terminate and may no longer be exercised three months after the optionee ceases to be an employee, consultant or director of the Company for any reason other than termination for cause, disability or death. Generally, all options shall terminate upon an optionee’s termination for cause. If employment or service is terminated by reason of disability, all options will vest and may be exercised within a period not to exceed the lesser of twelve months or the remaining term of the option. With respect to an individual who dies while in the employ or service of the Company, the vesting provisions will lapse and the vested portion of the option may, within a period not to exceed twelve months, be exercised by the optionee’s estate. In no event may an option be exercised to any extent by anyone after the expiration or termination of the option. So long as it is not an amendment to the 2006 Plan requiring stockholder approval, the Committee may elect to extend the period of option exercise and vesting provisions for an individual whose employment or service terminates for any reason.
     The exercise price of an option shall be paid to the Company in full at the time of exercise (1) in cash, (2) in shares of the Company’s common stock, (3) a combination of any or all of the foregoing, (4) through the withholding of shares of stock with a value equal to the aggregate exercise price of the option, or (5) through delivery to a broker of instructions to deliver to the Company an amount equal to the aggregate exercise price.
     The maximum number of shares of stock with respect to which ISOs may be granted under the Plan is 1,825,000.

Stock Appreciation Rights
     Under the terms of the 2006 Plan, a Stock Appreciation Right or SAR is the right to receive payment equal to the excess of the fair market value of the Company’s stock on the exercise date over the grant price of the SAR or related option.
     The Committee may grant SARs to eligible employees, consultants and directors for having such terms as the Committee shall designate, subject however, to the provisions of the Plan. SARs may be granted separately or in tandem with options. Each SAR shall be evidenced by a stock appreciation rights agreement.
     A SAR granted with an option will specify the exercise price for the option and a stand alone SAR will specify a grant price which, in either event, shall not be less than 100% of the fair market value of the Company’s stock on the date the SAR is granted.
     A SAR grant may provide that the amount payable upon exercise of the SAR may be paid in cash, stock in the Company or a combination of both.
     The Committee shall determine the period during which a SAR may be exercised, provided that the period will be no more than ten years from the date on which the SAR is granted. The Committee shall also determine the dates on which installment portions of a SAR shall vest, provided that no more than one-third of the shares subject to a SAR may vest in any one year. The vesting of a SAR may also be conditioned on the achievement of Indicators of Performance established by the Committee. Subject to the terms of the 2006 Plan and approval of the board of directors, the Committee has the discretion, on an individual basis, to accelerate vesting. A SAR granted in tandem with an option shall be exercisable only to the extent that the related option could be exercised.
     The stock appreciation rights agreement shall set forth the extent to which a grantee shall have the right to exercise a SAR following termination of employment or service. Such provisions will be determined in the sole discretion of the Committee.
Restricted Stock
     Under the 2006 Plan, restricted stock may be granted to eligible employees, consultants and directors. All restricted stock granted to an employee or consultant will be subject to a restriction period of not less than thirty-six months. Except as otherwise specified in the applicable award agreement, the vesting and transferability restrictions applicable to restricted stock granted to a non-employee director will lapse as to one-third of the shares subject to the award on each anniversary of the date of grant of the award provided that he is still a director on that date. During the restriction period, the recipient will be entitled to vote the restricted stock and receive dividends. The Committee may also condition the vesting of restricted stock on the achievement of Indicators of Performance established by the Committee.
     The Committee may assign additional terms, conditions and other restrictions to a restricted stock award. The Committee may also establish rules concerning the termination of service of a recipient of restricted stock, provided that the restriction period will continue and the applicable restrictions will lapse for an individual whose service terminates by reason of disability or death. Each grant of restricted stock shall be evidenced by a restricted stock agreement.
Performance Awards
     The 2006 Plan permits the Committee to grant performance awards to eligible employees and consultants from time to time. Performance awards are only made in cash and are based upon achieving established Indicators of Performance over an established period of time, but not less than one year. Performance awards under the 2006 Plan are not in lieu of any annual bonus plan established by the Board. The Committee shall establish the terms and conditions of performance awards and, subject to such terms, may make downward adjustments in awards. Each performance award will be evidenced by a performance award agreement.

Change in Control
     The 2006 Plan provides that in the event of a “Change in Control” of the Company, any restrictions on restricted stock will lapse and any outstanding options and SARs will vest and become exercisable. An optionee who is terminated as a result of a Change in Control will have twelve months in which to exercise options.
Amendment and Termination
     The Board may at any time terminate or amend the 2006 Plan. However, the Board may not, without further approval of the stockholders of the Company, amend the 2006 Plan to (i) increase the number of shares of stock subject to the 2006 Plan; (ii) change 2006 Plan provisions relating to establishment of the exercise prices under options or SAR granted; (iii) extend the duration of the 2006 Plan; (iv) reprice, replace or regrant options or SARs through cancellation, or by lowering the exercise price of a previously granted option or SAR; (v) make any change to the 2006 Plan considered material under the listing requirements of the New York Stock Exchange or any other exchange on which the Company’s stock is listed; or (vi) increase the maximum dollar amount of ISOs which an individual optionee may exercise during any calendar year beyond that permitted in the Internal Revenue Code.
Federal Income Tax Effects of the 2006 Plan
     The federal income tax consequences applicable to the Company in connection with ISOs, non-qualified stock options (NQSOs), SARs, restricted stock and performance awards are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income with respect to grants of restricted stock, stock options, SARs and performance awards as follows.
Stock Options and Stock Appreciation Rights
     Stock options may be granted in the form of ISOs or NQSOs. ISOs are eligible for favorable tax treatment under the Internal Revenue Code of 1986 (the “Code”). To meet the Code requirements, the maximum value of ISOs that first become exercisable in any one year (determined as of the dates of grants of the ISOs) is limited to $100,000. Under the Code, persons do not realize compensation income upon the grant of an ISO, NQSO, or a SAR. At the time of exercise of a NQSO or SAR, under ordinary tax rules, the holder will realize compensation income in the amount of the spread between the grant price and the fair market value of the Company stock on the date of exercise multiplied by the number of shares for which the option is exercised; however, at the time of exercise of an ISO, no compensation income is recognized, but the difference between the grant price and the fair market value of the Company stock on the date of exercise multiplied by the number of shares for which the option is exercised is an item of tax preference which may require the payment of alternative minimum tax. If the shares acquired on exercise of an ISO are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gains. If the shares acquired on exercise of an ISO are disposed of within two years after grant or one year of exercise, the holder will realize compensation income equal to the excess of the fair market value of shares on the date of exercise over the option price. Additional amounts realized will be taxed as capital gains. Harvest will generally be entitled to a deduction under the Code at the time and equal to the amount of compensation income realized by the holder of an option or SAR under the 2006 Plan.
Restricted Stock
     Employees generally recognize as taxable income the fair market value of restricted stock on the date the restriction period ends. The Company is generally entitled to a corresponding tax deduction at the same time. Dividends paid during the restricted period are taxable compensation/income to the participant.
Performance Awards
     The tax consequences of performance awards are the same as the tax consequences of restricted stock awards (except that the compensation deduction limitation described below generally will not apply to performance awards).

Code Section 162(m)
     Section 162(m) of the Code limits the deductibility by Harvest of compensation paid to the Chief Executive Officer and the other four most highly compensated executives. Section 162(m) of the Code provides an exception to this deduction limitation for certain “qualified performance-based compensation”. Payments or grants (excluding restricted stock) under the 2006 Plan are intended to qualify as “qualified performance-based compensation” under the Code and applicable regulations.
Stock Retention Guidelines
     At the recommendation of the Human Resources Committee, the Board of Directors has adopted Stock Retention Guidelines (the “Guidelines”) for the Chief Executive Officer, officers and directors (collectively, the “Key Stakeholders”) of the Company. The purpose of the Guidelines is to promote ownership and retention of stock in the Company by Key Stakeholders in order to align their interests with the long-term interests of the stockholders.
     The Guidelines apply to any awards of restricted stock or options to purchase stock of the Company granted after February 2004, including awards under the 2006 Plan. Under the Guidelines,
•	at least fifty percent of the shares of restricted stock (on an after tax basis) must be retained by a Key Stakeholder for at least three years after the restriction lapses, and

•	at least fifty percent of the net shares of stock (on an after tax basis) received through the exercise of an option or SAR must be retained by a Key Stakeholder for at least three years after the option or SAR exercise.
     The Guidelines are administered by the Human Resources Committee, which also has the authority to waive application of the Guidelines.
New Plan Benefits
     Approximately 60 employees, consultants and non-employee directors may be eligible to participate in the 2006 Plan. The benefits or amounts that will be received by or allocated to the Chief Executive Officer, the other named executive officers, non-employee directors or other employees is not determinable because all benefits or amounts are at the discretion of the Human Resources Committee. The table on page 28 sets forth the number of stock options granted to the named executive officers and all other employees in 2005. The stock options granted in 2005 are not necessarily representative of benefits or amounts that may be received or allocated under the 2006 Plan to the Chief Executive Officer, other named executive officers, non-employee directors or other employees.

STOCK OWNERSHIP
Largest Owners
     The following table shows the amount of Harvest common stock beneficially owned by any person or group that is the direct or beneficial owner of more than 5% of Harvest’s common stock as of March 20, 2006.

	Aggregate Number	Percent of
	of Shares	Shares
Name and Address	Beneficially Owned(1)	Outstanding(2)
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	3,780,300	10.18%

Pabrai Mohnish(4) 1350 Busch Parkway Buffalo Grove, IL 60089	3,141,232	8.46%

Cumberland Associates LLC(5) 1114 Avenue of the Americas New York, NY 10036	2,525,000	6.8%

Barclays Global Investors, NA(6) 45 Fremont Street, 17th Floor San Francisco, CA 94105	2,505,808	6.75%

Capital Research and Management Company(7) 333 South Hope Street Los Angeles, CA 90071	2,403,000	6.47%

(1)	The stockholder has sole voting and dispositive power over the shares indicated unless otherwise disclosed.

(2)	The percentage of common stock is based upon 37,141,595 shares of common stock outstanding on March 28, 2006.

(3)	The address and aggregate number of shares beneficially owned by FMR Corp. are based upon a Schedule 13G/A filed with the Securities and Exchange Commission on March 10, 2006.

(4)	The address and aggregate number of shares beneficially owned by Pabrai Mohnish are based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2006, or information provided to the Company by Pabrai Mohnish.

(5)	The address and aggregate number of shares beneficially owned by Cumberland Associates LLC are based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2006.

(6)	The address and aggregate number of shares beneficially owned by Barclays Global Investors, N.A. are based upon a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006.

(7)	The address and aggregate number of shares beneficially owned by Capital Research and Management Company are based upon a Schedule 13G/A filed with the Securities and Exchange Commission on January 10, 2006.

Directors and Executive Officers
     The following table shows the amount of common stock of Harvest beneficially owned (unless otherwise indicated) by Harvest’s directors and nominees for director, the executive officers of Harvest named in the Summary Compensation Table below and the directors and executive officers of Harvest as a group. Except as otherwise indicated, all information is as of March 28, 2006.
     The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 28, 2006 through the exercise of stock options or other rights. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

	Amount and Nature of
	Beneficial Ownership
	Number of	Shares
	Shares	Acquirable	Total	Percent of
	Beneficially	Within	Beneficial	Shares
Name of Beneficial Owner	Owned(1)	60 Days	Ownership	Outstanding(2)
James A. Edmiston	60,650	58,334	118,984	*
Steven W. Tholen	187,635	388,167	575,802	1.53
Kerry R. Brittain	16,800	133,167	149,967	*
Byron A. Dunn	18,300	1,667	19,967	*
Kurt A. Nelson	13,500	76,001	89,501	*
Karl L. Nesselrode	17,860	33,334	51,194	*
Stephen D. Chesebro’	177,854	86,667	264,521	*
John U. Clarke	87,454	61,667	149,121	*
H. H. Hardee	98,000	61,667	159,667	*
Peter J. Hill	266,840	601,526	868,366	2.30
Patrick M. Murray	137,854	1,667	139,521	*
J. Michael Stinson	3,000	—	3,000	*

All current directors and executive officers as a group of twelve persons	1,085,747	1,503,864	2,589,611	6.70	(3)

*	Represents less than 1% of the Company’s outstanding common stock.

(1)	This number does not include common stock which the directors or officers of the Company have a right to acquire within 60 days of March 28, 2006.

(2)	Percentages are based upon 37,141,595 shares of common stock outstanding on March 28, 2006.

(3)	Percentage should be calculated assuming that the vested options have been exercised by the individual for which the percent is being calculated.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial holders of more than 10% of our common stock to file reports with the Securities and Exchange Commission regarding their ownership and changes in ownership of our stock. To our knowledge, during fiscal 2005, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, Harvest has relied upon the written representations of its directors and officers.

REPORT OF THE HUMAN RESOURCES COMMITTEE
     The Human Resources Committee of the Board of Directors (the “Committee”) has furnished the following report on executive compensation. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
     2005 Chief Executive Officer Compensation. James A. Edmiston was elected Chief Executive Officer effective October 1, 2005. His annual salary as Chief Executive Officer was set at $370,000. Dr. Peter J. Hill, who retired as Chief Executive Officer effective September 30, 2005, and Mr. Edmiston were paid bonuses in 2005 of $250,000 and $150,000, respectively. The bonuses were paid to Dr. Hill and Mr. Edmiston based upon the Company’s achievement of the formula performance measures established for 2004, which account for 50 percent of the target bonus, for discretionary cash flow (15 percent), production costs (15 percent) and production volumes (20 percent). The bonus amount for Dr. Hill was further based on the determination of the Committee that the established discretionary measures, which account for the remaining 50 percent of the target bonus, had been achieved in the areas of operating performance and succession planning, with limited achievement in the area of growth outside of Venezuela. The bonus amount for Mr. Edmiston took into account his partial year of service with the Company in 2004 and the substantial achievement of his discretionary measures through the improvement of operating performance in Venezuela during the fourth quarter of that year. The combined results of the formula performance and discretionary measures were then adjusted upward to bring Dr. Hill to 63 percent and Mr. Edmiston to 50 percent of their target bonuses. In 2005, Dr. Hill was awarded stock options for 100,000 shares of stock at an exercise price of $12.795, which was the fair market value of the stock on the date of the option award, and 10,000 shares of restricted stock with a three-year restriction period. In March 2005, Mr. Edmiston was awarded stock options for 75,000 shares of stock at an exercise price of $12.795 which was the fair market value of the stock on the date of the option award, and 7,500 shares of restricted stock with a three-year restriction period. In September 2005, in connection with his promotion to Chief Executive Officer, Mr. Edmiston was awarded stock options for 250,000 shares of stock at an exercise price of $10.80, which was the fair market value of the stock on the date of the option award. The option award vests upon the last to occur of a three-year vesting period and the price of the Company stock averaging $20 a share or greater for 10 consecutive trading days. In addition, Mr. Edmiston was awarded 250,000 stock units which, subject to vesting, grant him the right to receive a payment in cash equal to the difference between the fair market value of the Company’s stock on the date of the award and the fair market value of the Company’s stock on the date of payment. The right to receive payment for the stock units vests upon the last to occur of a three-year vesting period and the price of the Company stock averaging $25 a share or greater for 10 consecutive trading days. The annual base salary, bonus and stock awards for Dr. Hill and Mr. Edmiston take into account data provided by an independent compensation consultant to the Committee, published and private compensation surveys for energy industry companies, an analysis of proxy data of peer group companies and previous stock awards.
     Compensation Philosophy. The Company’s executive compensation philosophy is focused on aligning the interests of its management team with those of its stockholders. Accordingly, the Company has implemented a compensation program designed to recognize the near-term contribution of individual executives through market based annual cash compensation, with the opportunity to earn annual incentive cash bonus payments based upon meeting certain corporate and individual performance objectives and milestones. In order to recognize the long-term contribution of its management and to encourage share ownership, the executives may, at the discretion of the Board, participate from time to time in the Company’s long-term incentive program which is designed to grant a mix of fair market value stock options and stock appreciation rights with three-year term vesting requirements and restricted stock with a three-year restriction period. To encourage the participation of management in the long-term growth of the Company, the Committee may also condition the vesting of stock awards on the achievement by the Company of performance goals. The Company also seeks to maintain the alignment of the interests of its key employees with those of its stockholders during periods of uncertainty by entering into employment agreements which include severance provisions under certain circumstances, including in the event of a change of control of the Company. The Committee believes that its overall compensation program is appropriate for the Company in order to attract, retain and reward its key management personnel.

     The Committee determines executive compensation, both short-term cash compensation and long-term, non-cash compensation, based upon a number of factors. Some of these factors are: the financial and operating position of the Company; the Company’s future prospects; the unique operating and political environment in the areas where the Company’s conducts its business; general industry conditions; the contribution to the Company’s future success expected to come from the individual executive; compensation for comparable positions in other energy companies, including those which approximate the Company in size or business operations; market survey studies; and, proxy data of companies selected as a peer group. Since 2003, the Committee has engaged an independent outside consultant with expertise in employee and executive compensation programs to assist the Committee in the further development of the Company’s compensation program in order to help assure that the Company remains competitive.
     Base salary is paid in cash and is reviewed annually by the Committee with the assistance of the independent compensation consultant. Individual base salaries and annual increases, if any, are determined based on a subjective evaluation that includes company performance, the individual executive’s experience and performance, compensation surveys of other energy companies and peer group data.
     Annual cash bonus payments are based on an incentive plan designed to directly link a significant amount of an executive’s compensation to corporate and individual performance. The Committee has set target bonus levels at 100 percent of base salary for the Chief Executive Officer and 50 percent of base salary for the remaining named executive officers. The target bonus levels are determined in part on compensation surveys of other energy companies and peer group data. Individual bonus payments are based upon achievement of corporate and individual performance objectives and milestones approved by the Committee. These objectives take into account the Company’s unique operating situation in Venezuela, how that situation is managed, and the Company’s strategy for growth. In addition, individual bonus amounts take into consideration compensation surveys of other energy companies and peer group data. Bonus payments are subject to the final discretion of the Committee and the Board. As a guideline, the Committee has determined that, absent special circumstances, individual annual cash bonus awards will not exceed 200% of the target bonus amount. The bonus incentive plan, target bonus levels and corporate performance formulae are reviewed annually by the Committee and the independent compensation consultant.
     In its discretion, the Committee and the Board will consider one-time bonus awards in cash, stock or a combination of both to recognize singular achievements or significant accomplishments particularly critical to the Company. In addition, the Harvest Natural Resources 2004 Long Term Incentive Plan permits the Board to make cash performance awards based upon the achievement of certain indicators of performance over an established performance period. In 2005, there were no one-time bonus awards or cash performance awards under the 2004 Long Term Incentive Plan.
     In determining total cash compensation, the Committee desires to establish a program for its company executives that remain competitive with energy and general industry companies competing for qualified management talent. The Committee seeks to provide a compensation program which gives the executive the opportunity to earn compensation that is at least at or above the fiftieth percentile of executives in comparable companies. However, in setting this objective, the Committee is mindful that the Company occupies a unique position in the industry and that use of data from other companies is an inexact process. Accordingly, in considering industry data, the Committee generally looks at target total cash compensation that falls between the fiftieth and seventy-fifth percentile of executives in comparable companies, with variation by individual executive. The Committee also believes that industry information should serve only as guideposts, and should not be a substitute for the judgment and discretion that must be exercised in establishing compensation programs that recognize, reward and drive performance.
     The Committee believes that stock options, stock appreciation rights and restricted stock awards provide a significant benefit to incentivize, attract and retain key employees while affording such employees with a reasonable level of participation in future value created for the benefit of the Company’s stockholders. The Committee considers such awards annually and the Company has established general guidelines to serve as a starting point for evaluating individual stock option and restricted stock awards. These guidelines take into account the long-term nature of stock awards, the amount of stock available under the Company’s long term incentive plans, and the total amount of awards as a percentage of outstanding shares. The guidelines then set target awards based upon a multiple of base salary. The Committee has developed guidelines on the ratio of stock options to restricted stock. The Committee has also determined that in making future stock awards to management, the Committee may, in addition to the time vesting requirements, consider conditioning the vesting of such awards upon the achievement of established performance goals. The Committee confers with its independent compensation consultant in determining stock awards for executives and annually reviews industry and peer group market data on stock awards. In doing so, the Committee also considers the long-term value of awards using the Black-Scholes option pricing model. In using this model, the Committee considers the stock price volatility for the Company and peer group companies. The Committee also factors in overall compensation of individual executives and previous stock grants. The Committee has and will continue to consider the use of long-term incentive plans as a component of executive compensation, and endeavor to establish the right mix and balance of options, stock appreciation rights, stock grants and other compensation to maintain and foster the alignment of the executive’s interests with the long-term interests of the Company and the stockholders.
     As an additional means to promote ownership and retention of stock in the Company by executives in order to align their interests with the long-term interests of the stockholders, the Board has adopted Stock Retention Guidelines (the “Guidelines”). The Guidelines apply to any awards of restricted stock or options to purchase stock of the Company granted to the Chief Executive Officer, executives and directors (collectively, the “Key Stakeholders”) of the Company after February 2004. Under the Guidelines,
•	at least fifty percent of the shares of restricted stock (on an after tax basis) must be retained by a Key Stakeholder for at least three years after the restriction lapses, and

•	at least fifty percent of the net shares of stock (on an after tax basis) received through the exercise of an option or stock appreciation right must be retained by a Key Stakeholder for at least three years after the option exercise.
The Guidelines are administered by the Human Resources Committee, which also has the authority to waive application of the Guidelines.
     With the assistance of an independent outside consultant, the Committee annually reviews the executive employment agreements. The review includes an assessment of the estimated cost to the Company upon termination of the employment agreements and the competitiveness of the compensation related provisions.
     The provisions of Section 162(m) of the Internal Revenue Code did not apply to compensation paid in 2005 to the Chief Executive Officer or any other named executive. The Human Resources Committee has not formalized a policy with respect to qualifying compensation paid to executive officers under Section 162 (m) of the Internal Revenue Code, but intends to study the Company’s compensation plans to develop a formal policy if necessary.
H. H. Hardee, Chairman
Stephen D. Chesebro’
John U. Clarke
J. Michael Stinson

Human Resources Committee Interlocks and Insider Participation
     None of the members of the Board’s Human Resources Committee is or has been an officer or employee of the Company.
EXECUTIVE OFFICERS
     The following table provides information regarding each of its executive officers.

Name	Age	Position
James A. Edmiston * Steven W. Tholen Kerry R. Brittain Byron A. Dunn Kurt A. Nelson Karl L. Nesselrode	46 55 59 47 53 48	President and Chief Executive Officer

Senior Vice President, Finance, Chief Financial Officer and Treasurer

Senior Vice President, General Counsel and Corporate Secretary

Senior Vice President, Corporate Development

Vice President, Controller and Chief Accounting Officer

Vice President, Engineering and Business Development

*	See Mr. Edmiston’s biography on page 9.
     Steven W. Tholen has served as our Senior Vice President, Finance, Chief Financial Officer and Treasurer since January 1, 2001. From June 1995 through 2000, Mr. Tholen was Vice President and Chief Financial Officer of Penn Virginia Corporation, an oil and gas exploration and production company. From 1990 to 1995, Mr. Tholen served in various capacities at Cabot Oil and Gas Corporation, including Treasurer. Mr. Tholen holds a B.S. degree from St. John’s University and an M.B.A. degree from the University of Denver.
     Kerry R. Brittain has served as our Senior Vice President, General Counsel and Corporate Secretary since June 1, 2003 and our Vice President, General Counsel and Corporate Secretary from July 15, 2002 to May 31, 2003. From April 2001 until July 2002, Mr. Brittain was the General Counsel for two technology companies owned by Union Pacific Corporation. Prior to that, Mr. Brittain spent over 24 years with Union Pacific Resources Company in increasingly senior positions, including Vice President, General Counsel and Corporate Secretary. Mr. Brittain earned both his B.A. and J.D. with honors from the University of Wyoming.
     Byron A. Dunn resigned his Board position and was elected the Company’s Senior Vice President, Corporate Development on September 26, 2005. From August 2003 until April 2005, Mr. Dunn was with National-Oilwell, Inc., an oilfield products and services company, as Vice President, Business Development and also served as Chairman of the Board of TTS Marine ASA, a National-Oilwell investee company, and as Acting President of Rig Solutions Eastern Hemisphere. From 1997 to 2003, Mr. Dunn was Executive Director in the global energy and power investment banking group of UBS Investment Bank. During 1991 and 1992, Mr. Dunn spent considerable time in West Siberia, Europe and South America as manager of upstream business development and acquisitions for Phibro Energy. Mr. Dunn also has five years of operational experience in the oil and gas industry, serving in drilling, production and reservoir assignments for Chevron USA. Mr. Dunn earned a Bachelor of Science degree in Chemical Engineering from the Illinois Institute of Technology in 1979 and a Masters of Business Administration degree, with a specialization in finance, from the University of Chicago in 1986.
     Kurt A. Nelson was elected Vice President, Controller of the Company in November 2001. From September 2000 until November 2001 Mr. Nelson was Manager, Operations Analysis for Anadarko Petroleum Corporation. Prior to his time with Anadarko, Mr. Nelson spent one year consulting, then 19 years with The

Louisiana Land and Exploration Company and its successor Burlington Resources, Inc. (oil and gas exploration and production companies), holding various positions, including Manager, Business Development from October 1997 to January 1999, Portfolio Manager from January 1997 to October 1997, Manager, Finance and Administration Houston Division from 1993 until October 1997, and various other positions, including Assistant Controller — Exploration and Production and Assistant Tax Director. Mr. Nelson holds a B.B.A. degree in Business Administration from the University of Houston and is a Certified Public Accountant.
     Karl L. Nesselrode was elected Vice President, Engineering and Business Development of the Company on November 17, 2003. From February 2002 until November 2003, Mr. Nesselrode was President of Reserve Insights, LLC, a strategy and management consulting company for oil and gas. He was employed with Anadarko Petroleum Corporation as Manager Minerals and Special Projects from July 2000 to February 2002. Mr. Nesselrode served in various managerial positions with Union Pacific Resources Company from August 1979 to July 2000. Mr. Nesselrode earned a Bachelor of Science in Petroleum Engineering from the University of Tulsa in 1979 and completed Harvard Business School Program for Management Development in 1995.

EXECUTIVE COMPENSATION
     The following table discloses compensation received by our Chief Executive Officer and executive officers for the year ending December 31, 2005, and their compensation for each of the other years indicated (referred to in this Proxy Statement as the “named executive officers”).
Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation Awards
					Securities
					Underlying	All
Name and Principal				Restricted	Options/SARs	Other
Position	Year	Salary	Bonus	Stock[1]	(#)	Compensation

Peter J. Hill,	2005	$299,231	$250,000	$128,300	100,000	$161,256	[2]
Ex-President and Chief	2004	405,000	199,000	178,605	54,575	15,490	[3]
Executive Officer	2003	387,116	154,000	0	50,000	30,649	[4]

James A. Edmiston	2005	$317,500	$150,000	$96,225	325,000	$8,869	[5]
President and Chief Executive Officer	2004	101,538	50,000	277,800	100,000	131	[6]

Steven W. Tholen,	2005	$250,000	$90,000	$44,905	35,000	$35,093	[7]
Senior Vice President, Chief	2004	259,616	62,500	63,504	19,500	8,602	[8]
Financial Officer and Treasurer	2003	250,000	90,000	0	20,000	8,602	[8]

Kerry R. Brittain,	2005	$245,000	$100,000	$44,905	35,000	$35,049	[9]
Senior Vice President, General	2004	254,423	98,000	63,504	19,500	9,126	[10]
Counsel and Corporate Secretary	2003	238,365	53,000	0	40,000	9,126	[10]

Kurt A. Nelson,	2005	$170,000	$60,000	$12,830	10,000	$9,119	[11]
Vice President, Controller and	2004	176,538	51,000	26,460	8,000	8,602	[8]
Chief Accounting Officer	2003	163,942	56,000	0	20,000	8,602	[8]

Karl L. Nesselrode, Vice	2005	$170,000	$50,000	$25,660	20,000	$33,869	[12]
President, Engineering and	2004	176,538	0	26,460	8,000	8,393	[13]
Business Development	2003	16,346	20,000	0	36,000	1,524	[14]

1	As of December 31, 2005, Dr. Hill held 23,500 shares of restricted stock valued at $208,680. Mr. Edmiston held 27,500 shares of restricted valued at $244,200. Messrs. Tholen and Brittain held 8,300 shares of restricted stock valued at $73,704. Mr. Nelson held 3,000 shares of restricted stock valued at $26,640. Mr. Nesselrode held 4,000 shares of restricted stock valued at $35,520. Restricted share values are based on the year end closing stock price of $8.88. Any dividends will be paid on unvested shares.

2	Includes $7,834 in personal airfare charges, $3,237 purchase of laptop computer, $1,511 purchase of artwork, $89 in legal fees for visa, $8,400 in 401(k) match, $699 term life insurance premium and $139,486 in compensation as a consultant.

3	Includes $3,700 personal use of company lease vehicle; $1,126 term life insurance premium; $8,000 in 401(k) match, and $2,664 in legal fees for visa.

4	Includes $12,750 personal use of company lease vehicle; $1,126 term life insurance; $8,000 in 401(k) match; and $8,773 in legal fees for visa.

5	Includes $8,400 in 401(k) match and $469 term life insurance premium.

6	Term life insurance.

7	Includes a $25,000 payment related to the execution of a new employment agreement, $8,400 in 401(k) match and $1,693 term life insurance premium.

8	Includes $8,000 in 401(k) match and $602 term life insurance.

9	Includes a $25,000 payment related to the execution of a new employment agreement, $8,400 in 401(k) match and $1,649 term life insurance premium.

10	Includes $8,000 in 401(k) match and $1,126 term life insurance.

11	Includes $8,400 in 401(k) match and $719 term life insurance premium.

12	Includes a $25,000 payment related to the execution of a new employment agreement, $8,400 in 401(k) match and $469 term life insurance premium.

13	Includes $8,000 in 401(k) match and $393 term life insurance premium.

14	Includes $8,000 in 401(k) match and $70 term life insurance premium.

     The following table shows information concerning options to purchase Common Stock granted to each of the named executive officers during 2005.
OPTION GRANTS IN 2005

		Individual Grants
		Percent of
	Number of	Total
	Shares	Options			Grant Date
	Underlying	Granted to	Exercise or		Present
	Options	Employees in	Base Price	Expiration	Value
Name	Granted (1)	2005 (2)	($/share)	Date	(3)
Peter J. Hill	100,000	10.85%	$12.795	3/4/2015	$700,449

James A. Edmiston	75,000	8.13%	$12.795	3/4/2015	$525,337
	250,000 (4)	27.11%	$10.800	9/15/2015	$1,478,836

Steven W. Tholen	35,000	3.80%	$12.795	3/4/2015	$245,157

Kerry R. Brittain	35,000	3.80%	$12.795	3/4/2015	$245,157

Kurt A. Nelson	10,000	1.08%	$12.795	3/4/2015	$70,045

Karl L. Nesselrode	20,000	2.17%	$12.795	3/4/2015	$140,090

(1)	Except as otherwise noted, all options vest one-third each over a three-year period.

(2)	Harvest granted options representing 922,000 shares to employees in 2005.

(3)	Harvest uses the Black-Scholes option pricing model to determine the value of each option grant on the date of grant. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercise, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. Harvest does not advocate or necessarily agree that the Black-Scholes option pricing model can properly determine the value of an option. Calculations for the named executive officers are based on a weighted average expected life of seven years, expected volatility of 52.1% to 53.1%, risk-free interest rates of 4.08% to 4.18%, no expected dividend yield and expected annual forfeitures of 3%.

(4)	The option award vests upon the last to occur of (1) a three-year vesting period and (2) the price of the Company stock averaging $20 per share or greater for 10 consecutive trading days.

     The following table provides information regarding the exercise of stock options during 2005 by each of the named executive officers and the year-end value of unexercised options held by such officers.
Aggregated Options/SAR Exercises in 2005 and Year-End Option/SAR Values

	Number of		Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options/
	Acquired	Value	Options/SARs at Year-End		SARs at Year End (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
James A. Edmiston	0	0	33,334	391,666	—	—
Steven W. Tholen	0	0	369,833	54,667	$2,541,082	$18,468
Kerry R. Brittain	0	0	108,167	61,333	379,118	36,932
Kurt A. Nelson	0	0	66,000	22,000	402,932	18,468
Karl L. Nesselrode	0	0	26,667	37,333	42,480	21,240

(1)	The value of unexercised options is based upon the difference between the exercise price and $8.87, the average of the high and low market price on December 31, 2005.
Long-Term Incentive Plan Awards in Fiscal Year 2005

	Number of	Performance or
	Shares, Units	Other Period	Estimated Future Payouts
	or Other	Until Maturation	Under Non-Stock, Price-Based Plans
Name	Rights	or Payout	Threshold	Target	Maximum
James A. Edmiston	250,000	3 years	$2,700,000	$2,700,000	$0
A Stock Unit is a right to receive on the Payment Date, after vesting, a cash amount equal to the excess of (a) the Fair Market Value of one share of the Company’s stock one day before Payment Date over (b) 100 percent of the Fair Market Value of one share of the Company’s stock on grant date. The stock unit award vests on the later of one-third each year beginning one year from grant date and date the average of the closing price of the Company’s stock for ten consecutive trading days equals or exceeds $25 a share. All Stock Units lapse 10 years from date of grant. Mr. Edmiston’s Stock Units were granted September 15, 2005 when the Fair Market Value of one share of the Company’s stock was $10.80.
Employment Agreements and Severance Plan
     The Company has entered into employment agreements (the “Employment Agreements”) with Messrs. Edmiston, Tholen, Brittain, Dunn, Nelson and Nesselrode which contain severance provisions in the event of a termination of employment without cause or upon a change of control of the Company. The contracts have an initial term, which automatically extends for one year upon each anniversary, unless a one-year notice not to extend is given by the executive or the Company. With exception of Mr. Edmiston and Mr. Dunn, the current term of the Employment Agreements is through May 31, 2006. The contracts for Mr. Edmiston and Mr. Dunn are in their initial term which runs through May 31, 2007.
     The Employment Agreement for Mr. Edmiston provides that if he is terminated without cause or notice, or resigns for good reason, then he will be entitled to the following benefits: (i) an amount equal to three years base salary; (ii) an amount equal to three years of the maximum contribution the Company may make under the Company’s 401(k) plan; (iii) the remaining restriction period of any restricted stock awards will lapse; (iv) any outstanding stock options shall vest and remain exercisable for the shorter of 12 months or the remaining term; (v) the forfeiture restrictions under his stock unit agreement will lapse; and (vi) Mr. Edmiston will be reimbursed for up to $20,000 of outplacement services. The Employment Agreement also provides that in the event of a change of control of the Company and the termination of Mr. Edmiston’s employment without cause or for good reason within 240 days before or 730 days after a change of control, Mr. Edmiston will be entitled to the following benefits: (i) the same benefits for termination without cause or resignation for good reason; (ii) an amount equal to three times any annual bonus (the higher of the highest bonus over the three prior years or the target bonus); (iii) continuation of accident, life, disability, dental and health benefits for three years; and (iv) reimbursement for any excise tax on the above benefits.

     The Employment Agreements for each of the other named executives provide that if the executive is terminated without cause or notice, or resigns for good reason, then he will be entitled to the following benefits: (i) an amount equal to two years base salary; (ii) an amount equal to two years of the maximum contribution the Company may make under the Company’s 401(k) plan; (iii) the remaining restriction period of any restricted stock awards will lapse; (iv) any outstanding stock options shall vest and remain exercisable for the shorter of 12 months or the remaining term; and (v) reimbursement for up to $20,000 of outplacement services. The Employment Agreements also provide that in the event of a change of control of the Company and the termination of the executive’s employment without cause or for good reason within 240 days before or 730 days after a change of control, the executive will be entitled to the following benefits: (i) the same benefits for termination without cause or resignation for good reason; (ii) an amount equal to two times any annual bonus (the higher of the highest bonus over the three prior years or the target bonus); (iii) continuation of accident, life, disability, dental and health benefits for two years; and, (iv) reimbursement for any excise tax on the above benefits.
     In consideration of the benefits provided under the Employment Agreements, each executive agrees to protect the Company’s trade secrets and, during the period of employment and for two years thereafter, to not disclose proprietary and confidential information or to compete with the Company.
     With the assistance of an independent outside consultant, the Committee annually reviews the executive employment agreements. The review includes an assessment of the estimated cost to the Company upon termination of the employment agreements and the competitiveness of the compensation related provisions.
Consulting Agreement
     On September 13, 2005, the Company entered into a Separation Agreement (the “Separation Agreement”) with Dr. Peter J. Hill relating to his retirement from the Company as President and Chief Executive Officer. The Separation Agreement provides that Dr. Hill’s employment with the Company ended on September 30, 2005 (the “Separation Date”). The Separation Agreement includes the following terms:
•	The Company will make a lump sum bonus payment to Dr. Hill on May 31, 2006 of $300,000.

•	Dr. Hill will have until May 31, 2008, or the tenth anniversary of the dates of the grants of his stock options, whichever is the shorter period, to exercise his stock options, including options which may vest during that period.

•	He will receive the restricted stock granted to him at the end of the applicable restriction period.

•	From the Separation Date through May 31, 2006, Dr. Hill will receive health benefits substantially similar to that provided to employees of the Company. From May 31, 2006 through May 31, 2008, Dr. Hill will be reimbursed for the expenses of purchasing medical insurance to supplement the coverage for him and his spouse under the New Zealand national health care program.

•	The Company will provide Dr. Hill term life insurance through May 31, 2006 at the same level provided expatriate employees of the Company or its subsidiaries working outside of the United States. In addition, the Company will pay the premiums through May 31, 2008 for additional term life insurance on Dr. Hill providing benefits of up to $300,000 under similar terms and conditions to the term life insurance provided expatriate employees of the Company or its subsidiaries working outside of the United States.

•	If a change of control of the Company occurs within 240 days after the Separation Date, the Company shall pay Dr. Hill the following benefits: (i) $1,200,000 less any amounts paid under a consulting agreement, (ii) an amount equal to three times any annual bonus (the higher of the highest bonus over the three prior years or the target bonus); (iii) the remaining restriction period of any restricted stock awards will lapse; (iv) vesting of all outstanding stock options; (v) continuation of accident, life, disability, dental and health benefits for three years; and (vi) reimbursement for any excise tax on the above benefits.
•	Dr. Hill agrees to release the Company from any claims he may have against the Company occurring on or before the date of the Separation Agreement.

•	Dr. Hill affirms and agrees that the covenants in his employment agreement in respect of property of the Company, trade secrets, confidential information and non-competition continue to apply after the Separation Date in accordance with the terms of the employment agreement.
     The Separation Agreement also provides that Dr. Hill and the Company will enter into a consulting agreement. This Consulting Agreement was entered into effective as of October 1, 2005 (the “Consulting Agreement”) for a term ending May 31, 2006, whereby Dr. Hill, in his capacity as a consultant, will provide services to the Company in connection with its interests in Russia. Pursuant to the terms of the Consulting Agreement, Dr. Hill will be paid a consulting fee of $33,334 a month and be reimbursed for his expenses.
STOCK PERFORMANCE GRAPH
     The graph below shows the cumulative total stockholder return over the five-year period ending December 31, 2005, assuming an investment of $100 on December 31, 2000 in each of Harvest’s common stock, the Dow Jones U.S. Exploration & Production Index and the S&P Composite 500 Stock Index.
     This graph assumes that the value of the investment in Harvest stock and each index was $100 at December 31, 2000 and that all dividends were reinvested.
PLOT POINTS
(December 31 of each year)

	2000	2001	2002	2003	2004	2005
Harvest Natural Resources, Inc.	$100	$98	$440	$679	$1,179	$606
Dow Jones US E&P Index	$100	$91	$91	$118	$166	$273
S&P500 Index	$100	$87	$67	$84	$92	$95
     Total Return Data provided by S&P’s Institutional Market Services, Dow Jones & Company, Inc. is composed of companies that are classified as domestic oil companies under Standard Industrial Classification codes

(1300-1399, 2900-2949, 5170-5179 and 5980-5989). The Dow Jones US Exploration & Production Index is accessible at http://www.djindexes.com/mdsidx/index.cfm?event=showTotalMarket.
REPORT OF THE AUDIT COMMITTEE
     We have reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2005 with management and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company. In addition, we discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees (AICPA, Professional Standards, Volume 1, AU Section 380) with respect to those statements.
     We have received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and have discussed with PricewaterhouseCoopers LLP its independence in connection with its audit of the Company’s most recent financial statements.
     Based upon these reviews and discussions, and management’s assurances, we recommend to the Board of Directors that these audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
     The information in the foregoing paragraphs shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act of 1993, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these paragraphs by reference.
Patrick M. Murray, Chairman
John U. Clarke
H.H. Hardee
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     During 2005, PricewaterhouseCoopers LLP served as our independent registered public accounting firm and provided certain tax and consulting services. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting of stockholders where they will be available to respond to questions and, if they desire, to make a statement.
     Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual financial statements for 2004 and 2005 and the review of the financial statements in our quarterly reports was $758,000 and $658,000, respectively.
     Audit-Related Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services related to the performance of the audit or review of our financial statements and not included as “Audit Fees” above for 2004 and 2005 were $38,100 and $27,500, respectively. Audit-Related Fees in 2004 and 2005 were primarily for the Company’s various foreign related compliance.
     Tax Fees. Professional services billed by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning in 2004 and 2005 was $207,500 and $100,000, respectively.
     All Other Fees. There were no other fees paid to our independent registered public accounting firm in 2004 and 2005.
     All of the foregoing fees were approved by the Audit Committee.

     Audit Committee Pre-Approval Policies and Procedures. The Audit Committee’s Charter provides that the Company’s independent registered public accounting firm may provide only those services pre-approved by the Audit Committee. The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the independent registered public accounting firm. To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services.
     Services proposed to be provided by the independent registered public accounting firm that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be approved by the Audit Committee.
     All requests or applications for the independent registered public accounting firm to provide services to the Company must be submitted to the Audit Committee by the independent registered public accounting firm and management and state whether, in their view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence. In the event any member of management or the independent registered public accounting firm becomes aware that any services are being, or have been, provided by the independent registered public accounting firm to the Company without the requisite pre-approval, such individual must immediately notify the Controller or the Chief Financial Officer, who must promptly notify the Chairman of the Audit Committee and appropriate management so that prompt action may be taken to the extent deemed necessary or advisable.
     The Audit Committee may delegate to a member(s), the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting.
     The Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence.

QUESTIONS AND INFORMATION REGARDING
THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS
Q.	What shares owned by me can be voted?

A:	You may vote all shares owned by you as of the close of business on March 30, 2006, the record date. These shares include those (1) held directly in your name as a stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for your use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.
Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later cannot attend or decide not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet – If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

By Telephone – If you live in the United States or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.

By Mail – You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy by Internet, telephone or mail. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee. Proxies are revocable by written notice to the Secretary of the Company at the address of the Company set forth on the cover of this Proxy Statement, or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees, or your vote may be “WITHHELD” for one or more of the nominees, in which case your vote will be FOR all the nominees from whom you do not specifically withhold your vote. Abstentions and broker non-votes will not be treated as a vote for or against a particular director and will not affect the outcome of the election of directors.

For the ratification of independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

For the approval of the Harvest Natural Resources 2006 Long Term Incentive Plan, you may vote “FOR”, “AGAINST” or “ABSTAIN.” If you “ABSTAIN”, it has the same effect as a vote “AGAINST.”

If you sign your proxy card or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to the election of directors and ratification of independent auditors. Under New York Stock Exchange rules, you must instruct the broker how to vote with respect to approval of the Harvest Natural Resources 2006 Long Term Incentive Plan or it will be treated as a broker non-vote.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the six persons receiving the highest number of “FOR” votes will be elected.

The ratification of the appointment of independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present, in person or by proxy, and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal.

The approval of the Harvest Natural Resources 2006 Long Term Incentive Plan requires the affirmative “FOR” vote of a majority of those shares present in person or by proxy, and entitled to vote. In addition, the rules of the New York Stock Exchange require that equity compensation plans which require stockholder approval must be approved by a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over fifty percent in interest of all shares entitled to vote on the proposal. Broker non-votes do not constitute “votes cast” and are subtracted when determining whether fifty percent of the outstanding shares have been voted on an equity compensation plan proposal. Abstentions, however, are treated as “votes cast” for the purpose of determining if the proposal has been approved.
Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means you have shares which are registered in different ways or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2006.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the three proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Steven W. Tholen and Kerry R. Brittain, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	What class of shares are entitled to be voted?

A:	There is only one class of common stock. Each share of our common stock outstanding as of the close of business on March 30, 2006, the record date, is entitled to one vote at the annual meeting. On the record date, we had 37,141,595 shares of common stock issued and outstanding.

Q:	Who will count the vote?

A:	A representative of Wells Fargo Bank, N.A., our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy cards which are then forwarded to our management.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	The cost of this proxy solicitation will be borne by the Company. To assist in proxy solicitations, we have engaged Morrow & Co., Inc. for a fee of $7,000 plus expenses. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, except that certain expenses for Internet access will be incurred by you if you choose to access the proxy materials or vote over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings, including director nominations. Under the Securities and Exchange Commission rules, stockholder proposals for our 2007 annual meeting of stockholders must be received at our principal executive offices by December 11, 2006, to be eligible for inclusion in our proxy materials relating to that meeting.

Under the Company’s Bylaws, other stockholder proposals that are proposed to be brought before the 2007 annual meeting (outside the process of the SEC’s rule on shareholder proposals) must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting (which, for the 2007 annual meeting, would be no earlier than November 19, 2006, and no later than March 19, 2007); provided, however, that in the event that the date of the annual meeting is more than 45 days later than the anniversary date of the immediately preceding annual meeting (which, for the 2007 annual meeting, would be after July 2, 2007), nominations by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the annual meeting was mailed to stockholders or the date on which it is first disclosed to the public. Nominations for directors must be submitted as described on page 5 of this proxy statement.

Any stockholder proposals must be in writing and addressed to the attention of our Corporate Secretary. We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.
By Order of the Board of Directors
Kerry R. Brittain
Senior Vice President, General Counsel and
Corporate Secretary
April 7, 2006

APPENDIX A
Harvest Natural Resources, Inc.
(the “Company”)
AUDIT COMMITTEE CHARTER
(this “Charter”)
Purpose
The Harvest Natural Resources, Inc. Audit Committee (the “Committee”) is appointed by the Board to assist the Board in oversight of (1) the Company’s accounting and financial reporting policies and practices, (2) the integrity of the financial statements of the Company, (3) the independent auditor’s qualifications, independence, and objectivity, (4) the performance of both the Company’s internal audit function and the Company’s independent registered public accounting firm, and (5) the compliance by the Company with legal and regulatory requirements. The Committee will act as a liaison between the Company’s independent registered public accounting firm and the Board.
The Company and the Board recognize that financial management members and the independent registered public accounting firm have more time, knowledge and detailed information concerning the Company than do Committee members. Consequently, in performing its functions, the Committee is not expected to provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work. The independent registered public accounting firm is ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm (or, if applicable, to nominate the independent registered public accounting firm to be proposed for shareholder approval in any proxy statement).
Committee Membership
The Audit Committee shall consist of no fewer than three members and all members of the Audit Committee must be members of the Company’s Board of Directors and must be independent. Independence shall be determined in accordance with the Company’s Guidelines for Corporate Governance and the requirements as established from time to time by applicable law or rule, including the New York Stock Exchange and the Securities Exchange Commission. Each member of the Audit Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. While there is no fixed definition or criteria in determining financial literacy, it shall generally be considered to mean the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee must be determined by the Board to qualify as a “financial expert” as that term is defined in Commission rules. In addition, at least one member of the Audit Committee must be determined by the Board, in the exercise of its business judgment, to have accounting or related financial management expertise. The Board may presume that a person determined to be a financial expert has accounting or related financial management expertise.
Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service will not impair the ability of such member to effectively serve on the Company’s Audit Committee.
The members of the Audit Committee shall be appointed each year by the Board at its Annual Board of Directors meeting, based upon the recommendations of the Nominating and Corporate Governance Committee. The Board shall also appoint a chair to the Committee. Audit Committee members may be removed by the Board, based upon a recommendation of the Nominating and Corporate Governance Committee.
Meetings
The Audit Committee shall meet at such times and from time to time as it deems appropriate, but not less frequently than quarterly. The Committee is empowered to hold special meetings as circumstances require. The Audit Committee will offer to meet periodically, but no less often than quarterly, with management, the Company’s internal auditors and the independent registered public accounting firm in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Agendas shall be circulated to Committee members and relevant management personnel along with background information on a timely basis prior to the Committee meetings. Minutes of each meeting shall be prepared by the Secretary of the Committee, reviewed by the Committee and made available to the Board.
Officers and other employees of the Company shall attend meetings upon the invitation of the Committee Chair.
Committee Authority and Responsibilities
The Audit Committee shall have the sole authority to appoint or replace the independent registered public accounting firm (subject, if applicable, to shareholder ratification) and to approve any significant non-audit relationship with the independent registered public accounting firm. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The internal auditor and the independent registered public accounting firm shall report directly to the Audit Committee.
The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Commission rules and regulations which are subsequently ratified by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee shall have access to any Company records or employee and consultants necessary to carry out its duties and responsibilities. The Audit Committee shall have the sole authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent registered public accounting firm for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.
The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually conduct a self-assessment program to review how effectively the Audit Committee members are meeting their responsibilities.
The Audit Committee shall oversee the preparation of the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
Financial Statement and Disclosure Matters
1.	Review and discuss with management, the internal audit manager or consultants and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent registered public accounting firm’s review of the quarterly financial statements.

3.	Discuss with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	The Committee shall review with management, the Company’s internal auditors and the independent registered public accounting firm, the internal accounting and financial controls of the Company’s foreign and other operations to determine whether such internal controls are adequate, effective and in compliance with the regulatory reporting requirements, if any, of the particular country. The Committee shall report any significant deficiencies to the full Board along with curative recommendations.

5.	Review and discuss quarterly reports from the independent registered public accounting firm on:
a.	All critical accounting policies and practices to be used.

b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm.

Other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.
6.	The Committee shall review with management and the independent registered public accounting firm the internal accounting reports and quarterly and annual financial statements along with related footnotes including major issues regarding accounting principles and auditing standards and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements, management discussion and analysis and other sections of the Annual Report before its release. The Committee shall also consider whether the information is adequate and consistent with members’ knowledge about the Company and its operations. The Committee should discuss with management the “quality of earnings” from a subjective as well as objective standpoint.

7.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8.	Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

9.	Discuss with management, internal auditor and the independent registered public accounting firm, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

10.	Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Registered Public Accounting Firm
12.	Evaluate and recommend the selection, retention or termination of independent registered public accounting firm to the Board and, in connection therewith, to approve the proposed fees and other compensation, if any, to be paid to the auditors for audit and non-audit services.

13.	Review and evaluate the experience and qualifications of the lead partner and senior members of the independent registered public accounting firm team.

14.	Obtain and review a report from the independent registered public accounting firm at least annually regarding (a) the independent registered public accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent registered public accounting firm and the Company. Actively engage the independent registered public accounting firm in a dialogue with respect to any disclosed relationships or services that may affect their objectivity and independence. Review and evaluate the lead independent audit partner. Evaluate the qualifications, performance and independence of the independent registered public accounting firm, including considering whether the registered public accounting firm’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the registered public accounting firm’s independence, and taking into account the opinions of management and the Company’s internal auditor. The Audit Committee shall present its conclusions with respect to the independent registered public accounting firm to the Board.

15.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

16.	Set policies for the Company’s hiring of employees or former employees of the independent registered public accounting firm who participated in any capacity in the audit of the Company.

17.	Discuss with the national office of the independent registered public accounting firm issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

18.	Meet with the independent auditor prior to the annual audit and any special audits to discuss the planning, scope and staffing of the audit.

19.	Discuss any matters of concern relating to the Company’s financial statements, including any adjustments to such statements recommended by the independent registered public accounting firm, or other results of said audit(s).

20.	Consider the independent registered public accounting firm’s comments with respect to the Company’s financial policies, reporting procedures, internal accounting controls and management’s responses thereto.

21.	Review the form of opinion the independent registered public accounting firm propose to render to the Board and shareholders.

22.	Review with the independent registered public accounting firm any problems or difficulties the auditor may have encountered. Such review should include:
a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

b.	Any changes in the planned scope of the audit.

c.	The effectiveness of the system to monitor compliance.

d.	Recommend disciplinary actions as warranted.

e.	Review with the independent registered public accounting firm, the chief financial officer, controller, and internal audit manager, the coordination of audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.
23.	Evaluate, together with the Board, the performance of the independent registered public accounting firm.
Oversight of the Company’s Internal Audit Function
24.	Review the selection, replacement and dismissal of the internal audit manager. Review the annual internal audit budget, staff levels, charter and compliance with the Institute of Internal Auditor’s Standards for the Professional Practice of Internal Auditing (standards).

25.	Review the significant reports to the Committee prepared by the internal auditor and management’s responses. Discuss any difficulties the internal audit team encountered in the course of audits including any restrictions on the scope of their work or access to information, or change required in the scope of their internal audit.

26.	Discuss with the independent registered public accounting firm and management the internal auditor’s responsibilities and any recommended changes in the planned scope of the internal audits. Create an agenda for the ensuing year or review and approve the agenda submitted by the internal audit manager.
Compliance Oversight Responsibilities
27.	Obtain from the independent registered public accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

28.	Oversee that the Company, its subsidiaries, and affiliates comply with applicable regulatory requirements, including, but not limited to the Securities Act of 1993, as amended, and the Securities and Exchange Act of 1934, as amended (the “Securities Acts”).

29.	At least once a year the Committee shall conduct a compliance review of the Code Business Conduct and Ethics (the “Code”) with appropriate officers of the Company. The Committee shall also receive any reports of violations of the Code and, in consultation with the General Counsel, determine the extent and scope of any investigation to be undertaken as a result. Any findings and recommendations of the Committee will be referred to the Board for final action. It is recognized that the handling and disposition of some types of violations or issues under the Code will fall within the responsibilities of other Board Committees. Accordingly, the Committee shall have the discretion to refer violations or issues arising under the Code to other Committees of the Board for further handling.

The Committee will review any requests for waivers of the Code and make recommendations to the Board on such requests.

30.	Obtain reports from management, the Company’s internal auditor and the independent registered public accounting firm that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

31.	Review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

32.	Investigate improprieties or suspected improprieties in the Company’s operations brought to the attention of the Committee.

33.	Review with management and the independent registered public accounting firm the effect of regulatory and significant accounting and reporting issues and understand their impact on the Company’s financial statements.

34.	Review and investigate any violations of the Company’s Insider Trading Policy brought to the Committee’s attention and report the Committee’s findings to the Board with recommendations for appropriate action.

35.	Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

36.	Review the independent registered public accounting firm management recommendations and management responses.

37.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

38.	Report regularly to the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance of the Company’s internal audit function and the performance and independence of the Company’s independent registered public accounting firm.

39.	Review with management the policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent registered public accounting firm.

40.	Review with the independent registered public accounting firm and internal audit manager the internal controls on computerized information system controls and security.
Investor Relations
41.	Understand and assess the Company’s processes and policies for communication with shareholders, institutional investors, analysts and brokers.

42.	Meet with the Chief Executive Officer and Chief Financial Officer to obtain an understanding of the investor community’s overall views and concerns about the Company.
Limitations of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits; determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations; certify the Company’s financial statements; or guarantee the independent registered public accounting firm’s report. Moreover, the Audit Committee is not the sole body responsible for risk assessment and management. These are the responsibilities of management and the independent registered public accounting firm.
The mere designation of a member of the Committee as a financial expert shall not impose a higher degree of individual responsibility or obligation on such member, nor does such designation decrease the duties and obligations of other Committee members or the Board. Furthermore, a member designated as a financial expert shall not be considered an expert for the purposes of Section 11 of the Securities Act solely as a result of such designation. The role of a financial expert is to assist the Committee in overseeing the audit process, not to audit the Company.

Indemnification
The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceedings, whether civil, criminal, administrative or investigative, (including, without limitation, an action by or in the right of the Company) by reason of his acting as a member of the Committee against any liability or expense actually or reasonably incurred by such person; provided that the member acted in good faith and in a manner he or she reasonably believed to be lawful and in or not opposed to the best interests of the Company. This right to indemnity held by the members of the Committee is in addition to any other remedies afforded the members under the Company’s Certificate and Bylaws.
Miscellaneous
The material in this Charter is not soliciting material, is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act, whether made before or after the date this Charter is first included in the Company’s annual proxy statement filed with the Commission and irrespective of any general incorporation language in such filing.
This Charter may not be amended, modified or supplemented except by a writing signed and adopted by the incumbent members of the Committee and approved by the Board.
Following each meeting, the chair of the Audit Committee, on behalf of the Committee, will report to the Board on key issues, recommending items for approval and/or remedial action when required.
Copies of the minutes of all Committee meetings will be filed with the Board at the next Board meeting after a meeting is held (these may still be in draft form).
The Senior Vice President and Chief Financial Officer will be the key contact for the Committee and will assign the staff resources appropriate to assist the Committee to carry out its responsibilities.
This Charter may be modified from time to time at the sole discretion of the Board of Directors.

Adopted:	Audit Committee:	December 7, 2005
	Board of Directors:	December 8, 2005

APPENDIX B
HARVEST NATURAL RESOURCES
2006 LONG TERM INCENTIVE PLAN
ARTICLE I
PURPOSE
The purpose of the Harvest Natural Resources 2006 Long Term Incentive Plan (the “Plan”) is to provide incentive opportunities for Directors, key Employees and key Consultants, and to align their personal financial interest with the Company’s stockholders. The Plan includes provisions for stock options, restricted stock and stock appreciation rights.
ARTICLE II
DEFINITIONS
(a) “AWARD” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, or a Performance Award. In each case, subject to the terms and provisions of the Plan.
(b) “BOARD” OR “BOARD OF DIRECTORS” shall mean the Board of Directors of the Company.
(c) “CAUSE” shall mean (i) the continued failure of the Employee to perform substantially all of his or her duties as an Employee (other than physical or mental incapacity); (ii) the willful engaging by the Employee in gross misconduct which is materially and demonstrably injurious to the Company or (iii) the conviction of, or plea of guilty or nolo contendere to, a felony.
(d) “CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(e) “COMPANY” shall mean Harvest Natural Resources, Inc. and any successor corporation by merger or otherwise.
(f) “COMMITTEE” shall mean a committee of two (2) or more members of the Board appointed by the Board of Directors to administer the Plan pursuant to Article III herein. A person may serve on the Committee only if he or she is a “Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and satisfies the requirements of an “outside director” for purposes of Code section 162(m).
(g) “CONSULTANT” shall mean a person hired by the Company or a Subsidiary as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee as eligible to participate in the Plan who is not an Employee or Director.
(h) “DIRECTOR” shall mean any person duly elected a director of Harvest Natural Resources, Inc. who is not an Employee of the Company.

(i) “EMPLOYEE” shall mean any person employed by the Company or a Subsidiary on a full-time salaried basis. The term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Company at the time of hire as not eligible to participate in the Plan.
(j) “FAIR MARKET VALUE” of Stock shall mean the average of the highest price and the lowest price at which Stock shall have been sold on the applicable date as reported by the New York Stock Exchange Composite Transactions. In the event that the applicable date is a date on which there were no such sales of Stock, the Fair Market Value of Stock on such date shall be the mean of the average of the highest price and the lowest price at which Stock shall have been sold on the last trading day preceding such date.
(k) “INCENTIVE STOCK OPTION” or “ISO” shall mean an Option grant which meets or complies with the terms and conditions set forth in section 422 of the Code and applicable regulations.
(l) “INDICATORS OF PERFORMANCE” shall mean the criteria used by the Committee to evaluate the Company’s performance under Section 3.4 : pretax income, net income, earnings per share, revenue, expenses, return on assets, return on equity, return on investment, net profit margin, operating profit margin, discretionary cash flow (net cash provided by operating activities, less estimated total changes in operating assets and liabilities), total stockholder return, share price, lease operating expenses, EBITDA, capitalization, liquidity, reserve adds or replacement, finding and development costs, production volumes and other measures of quality, safety, productivity, cost management or process improvement.
(m) “OPTION” or “STOCK OPTION” shall mean a right granted under the Plan to an Optionee to purchase a stated number of shares of Stock at a stated exercise price.
(n) “OPTIONEE” shall mean an Employee, Consultant or Director who has received a Stock Option or a Stock Appreciation Right granted under the Plan.
(o) “PERFORMANCE AWARD” shall mean an Award Issued under Article IX.
(p) “PERFORMANCE PERIODS” shall mean a period established by the Committee of not less than one year during which performance shall be measured under a Performance Award.
(q) “RESTRICTED STOCK” shall mean Stock which is issued pursuant to Article VIII of the Plan.
(r) “RESTRICTION PERIOD” shall mean that period of time as determined by the Committee during which Restricted Stock is subject to such terms, conditions and restrictions as shall be assigned by the Committee; provided, however, that in the case of a grantee other than a Director, the restriction period shall not be less than thirty-six months.
(s) “STOCK” shall mean the common stock of the Company.

(t) “STOCK APPRECIATION RIGHT” or “SAR” shall mean a right to receive a payment equal to the excess of the Fair Market Value of the Stock on the exercise date over the exercise price of the SAR or related Option (the “Spread”).
(u) “SUBSIDIARY” shall mean any corporation or similar legal entity (other than the Company) in which the Company or a Subsidiary of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock, or such lesser amount of ownership determined by the Committee, provided that, with regard to Incentive Stock Options, “Subsidiary” shall have the meaning provided under section 424(f) of the Code.
(v) “TOTAL DISABILITY” and “TOTALLY DISABLED” shall normally have such meaning as that defined under the Company’s group insurance plan covering total disability and determinations of Total Disability normally shall be made by the insurance company providing such coverage on the date on which the Employee, whether or not eligible for benefits under such insurance plan, becomes Totally Disabled. In the absence of such insurance plan or in the event the individual is a Director or Consultant, the Committee shall make such determination.
ARTICLE III
ADMINISTRATION
     3.1 THE COMMITTEE. The Plan shall be administered by a Committee which shall be the Human Resources Committee of the Board so long as it meets the definition of “Committee” set forth above. Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Plan, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, and make such determinations under, and such interpretations of, and take such steps in connection with the Plan or the Award as it deems necessary or advisable.
     3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have the full power to determine the size of Awards under the plan, to determine the terms and conditions of such grants in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to the limitations and restrictions otherwise applicable under the Plan including those contained in Article XIII. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder. The Committee may take any action consistent with the terms of the Plan which the Committee deems necessary to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying the terms and conditions governing any Award, or establishing any local country plans as sub-plans to this Plan.

     3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan or an Award, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.
     3.4 AWARDS SUBJECT TO PERFORMANCE GOALS. The Committee shall have the discretion to select the particular Indicators of Performance to be utilized in determining Awards, and such Indicators of Performance may vary between different Awards. In addition, such Indicators of Performance may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of any of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. Unless otherwise stated, such an Indicator of Performance need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Indicators of Performance may be determined by including or excluding, in the Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established.
ARTICLE IV
ELIGIBILITY
Those Employees and Consultants who, in the judgment of the Committee, may make key contributions to the profitability and growth of the Company shall be eligible to receive Awards under the Plan. Directors shall be eligible for Options, SARs and Restricted Stock under the Plan.
ARTICLE V
MAXIMUM SHARES AVAILABLE
The Stock to be distributed under the Plan may be either authorized and issued shares or unissued shares of the Company, including but not limited to shares held as treasury shares. The maximum amount of Stock which may be issued under the Plan in satisfaction of exercised Options or SARs, or issued as Restricted Stock shall not exceed, in the aggregate, one million eight hundred and twenty-five thousand (1,825,000), of which no more than 325,000 shares may be granted as Restricted Stock. The maximum number of shares of Stock with respect to which ISOs may be granted under the Plan is one million eight hundred and twenty-five thousand (1,825,000).
Under the Plan, no Employee, Consultant, or Director shall be awarded Options or SARs covering more than 900,000 shares, for each type of award, and no more than 175,000 shares of Restricted Stock during any period of three consecutive calendar years. No Employee or

Consultant shall be granted Performance Awards under Article IX during a calendar year that could result in a cash payment of more than $5,000,000.
If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number or shares of Stock with respect to which Awards may be granted under the Plan. Shares used to make payment for an Award may not, again, be subject to an Award under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award under the Plan. When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the applicable Award agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.
ARTICLE VI
STOCK OPTIONS
     6.1 GRANT OF OPTIONS.
          (a) The Committee may, at any time and from time to time prior to May 17, 2016, grant Options under the Plan to eligible Employees, Consultants or Directors, for such numbers of shares and having such terms as the Committee shall designate, subject however, to the provisions of the Plan. The Committee will also determine the type of Option granted (e.g., ISO, nonstatutory, other statutory Options as from time to time may be permitted by the Code) or a combination of various types of Options. Options designated as ISOs shall comply with all the provisions of section 422 of the Code and applicable regulations. The aggregate Fair Market Value (determined at the time the Option is granted) of Stock with respect to which ISOs are exercisable for the first time by an individual during a calendar year under all plans of the Company and any Subsidiary shall not exceed $100,000. The date on which an Option shall be granted shall be the date set by the Committee. Any individual at any one time and from time to time may hold more than one Option granted under the Plan or under any other Stock plan of the Company.
          (b) Each Option shall be evidenced by a Stock Option Agreement in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.
     6.2 EXERCISE PRICE. The price at which shares of Stock may be purchased under an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted.
     6.3 OPTION PERIOD. The period during which an Option may be exercised shall be determined by the Committee, provided that such period will not be longer than ten years from the date on which the Option is granted in the case of ISOs, and ten years and one day in the case of other Options.
     6.4 VESTING OF OPTIONS. The date or dates on which installment portions of an Option shall vest and may be exercised during the term of an Option shall be determined by the Committee and may vary from Option to Option, provided that no more than one-third of the shares subject to an Option may vest in any one year. The vesting of any Option may also be conditioned on the achievement of Indicators of Performance established by the Committee. Subject to the provisions of this Plan, as well as Board approval, the Committee shall have the discretion, on an individual basis, to accelerate the time at which installment portion(s) of an outstanding Option may be exercised.
     6.5 TERMINATION OF SERVICE. An Option shall terminate and may no longer be exercised three months after the Optionee ceases to be an Employee, Consultant or Director for any reason other than termination for Cause, Total Disability or death. Unless an Employee’s Stock Option Agreement provides otherwise, all Options shall terminate and may no longer be exercised upon an Optionee’s termination for Cause. If an Employee’s, Consultant’s or Director’s employment or service is terminated by reason of Total Disability, his Option will vest and may be exercised within the period not to exceed the lesser of twelve months following such termination or the remaining term of the Option. An Employee, Consultant or Director of the Company who dies while in the employ or service of the Company, a Subsidiary, or within three months after the termination of such employment or service, the vesting provisions will lapse and such Option may, within the lesser of twelve months after the Optionee’s death or the remaining term of the Option, be exercised by the legal representative of the Optionee’s estate, or if it has been distributed as part of the estate, by the person or persons to whom the Optionee’s rights under the Option shall pass by will or by the applicable laws of descent and distribution. In no event may an Option be exercised to any extent by anyone after the expiration or termination of the Option. Except as provided in Article XIII, the Committee may elect to extend the period of Option exercise and vesting provisions for an Employee, Consultant or Director whose employment or service terminates for any reason. In extending the period of exercisability of an Option the Committee shall be mindful of the restrictions under section 409A of the Code.
     6.6 PAYMENT FOR SHARES. The exercise price of an Option shall be paid to the Company in full at the time of exercise. Unless otherwise required by the Committee at the time an Option is granted, the Optionee may elect to make payment (1) in cash, (2) in shares of Stock having a Fair Market Value equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee, (3) partly in cash and partly in such shares of Stock, (4) through the withholding of shares of Stock (which would otherwise be delivered to the Optionee) with an aggregate Fair Market Value on the exercise date equal to the aggregate exercise price of the Option or (5) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price of the Option. The Committee may limit the extent to which shares of Stock may be used in exercising Options. No Optionee shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Optionee has given written notice of exercise of the Option, paid in full for such shares of Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
ARTICLE VII
STOCK APPRECIATION RIGHTS
     7.1 GRANT OF STOCK APPRECIATION RIGHTS.
          (a) The Committee may, at any time and from time to time prior to May 17, 2016, grant Stock Appreciation Rights to eligible Employees, Consultants or Directors upon such terms and conditions as it may determine in accordance with the Plan. SARs may be granted in tandem with Options or separate and apart from a grant of Options. A SAR granted in tandem with an Option may be exercised only by surrender of the related Option. Any individual at any one time and from time to time may hold more than one SAR granted under the Plan or under any other Stock plan of the Company.
          (b) Each SAR shall be evidenced by a Stock Appreciation Rights Agreement in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve. Each grant will state whether it is made in tandem with an Option and, if not made in tandem with any Option, will specify the number of shares of Stock in respect of which it is made.
     7.2 PRICE. Each grant made in tandem with an Option will specify the exercise price for the Option and each grant not made in tandem with an Option will specify the grant price, which in either case will not be less than 100% of the Fair Market Value of the Stock on the date the SAR is granted.
     7.3 PAYMENT. Any grant may provide that the amount payable on exercise of an SAR may be paid (i) in cash, (ii) in shares of Stock having an aggregate Fair Market Value equal to the Spread (or the designated percentage of the Spread) or (iii) in a combination thereof, as determined by the Committee in its discretion. Any grant may specify that the amount payable to the Optionee on exercise of an SAR may not exceed a maximum amount specified by the Committee at the date of grant. On or after the date of grant, the Committee may provide for the payment to the Optionee of dividend equivalents thereon in cash or Stock on a current, deferred or contingent basis.
     7.4 EXERCISE PERIOD AND VESTING. The period during which an SAR may be exercised shall be determined by the Committee, provided that such period will not be longer than ten years from the date on which the SAR was granted. The date or dates on which installment portions of a SAR shall vest and may be exercised during the term of a SAR shall be determined by the Committee and may vary from SAR to SAR, provided that no more than one-third of the rights subject to a SAR may vest in any one year. The vesting of any SAR may also be conditioned on the achievement of Indicators of Performance established by the Committee. Subject to the provisions of this Plan, as well as Board approval, the Committee shall have the discretion, on an individual basis, to accelerate the time at which installment portion(s) of an outstanding SAR may be exercised. Each grant will also provide that no SAR may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Options, when the related Options are also exercisable.
     7.5 TERMINATION OF SERVICE. The Award agreement for a SAR shall set forth the extent to which a grantee shall have the right to exercise an SAR following termination of the grantee’s service. Such provisions shall be determined at the sole discretion of the Committee, need not be uniform among all SAR’s and may reflect differences based on the reasons for termination.
ARTICLE VIII
RESTRICTED STOCK
     8.1 TERMS OF GRANT. At the time of making a grant of Restricted Stock to an Employee or Consultant, the Committee shall establish a Restriction Period of not less than thirty- six months. Except as otherwise specified in the applicable Award agreement, the vesting and transferability restrictions applicable to Restricted Stock granted to a Director shall lapse as to one-third of the shares of Stock subject to the Award on each anniversary of the date of grant of the Award if the Director is still serving on the Board on such date. The Committee may also assign such terms, conditions and other restrictions to the Restricted Stock as it shall determine applicable to the Restricted Stock to be issued in settlement of such grant. The vesting of any Restricted Stock may also be conditioned on the achievement of Indicators of Performance during a Performance Period established by the Committee.
     8.2 RESTRICTED STOCK – RIGHTS. Restricted Stock will be represented by a Stock certificate registered in the name of the Restricted Stock recipient. Such certificate, accompanied by a separate duly-endorsed stock power, shall be deposited with the Company. The recipient shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other stockholder’s rights, with the exception that (i) the recipient will not be entitled to delivery of the Stock certificate during the Restriction Period, (ii) the Company will retain custody of the Restricted Stock during the Restriction Period and (iii) the non-fulfillment of the terms and conditions established by the Committee pursuant to the grant will cause a forfeiture of the Restricted Stock. Subject to Section 6.6, Restricted Stock may be used to exercise Options. The Committee may, in addition, prescribe additional restrictions, terms and conditions upon or to the Restricted Stock.
     8.3 TERMINATION OF SERVICE. The Committee may establish such rules concerning the termination of service of a recipient of Restricted Stock prior to the expiration of the applicable Restriction Period as it may deem appropriate from time to time provided, if an Employee, Consultant or Director terminates service by reason of Total Disability or death, the Restriction Period will continue and applicable restrictions will lapse as if such Employee, Consultant or Director had continued in service of the Company.
     8.4 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.
ARTICLE IX
PERFORMANCE AWARDS
     9.1 PERFORMANCE AWARDS. Performance Awards pursuant to this Article IX are based upon Employees and Consultants achieving established Indicators of Performance over a Performance Period. At the time of making a Performance Award, the Committee shall establish such terms and conditions as it shall determine applicable to such Performance Award. Performance Awards may only be paid out in cash. Recipients of Performance Awards are not required to provide consideration other than the rendering of service. For avoidance of doubt, a Performance Award under this Article IX is not in lieu of any annual bonus plan established and approved by the Board of Directors from time to time.
     9.2 INDICATORS OF PERFORMANCE. The Committee shall establish Indicators of Performance applicable to the Performance Period. Indicators of Performance are utilized to determine amount and timing of Performance Awards, and may vary between Performance Periods and different Performance Awards.
     9.3 AWARD ADJUSTMENT. Subject to the terms of the Performance Award, the Committee may make downward adjustments in Awards to Performance Award Participants.
     9.4 PERFORMANCE AWARD AGREEMENT. Each Performance Award shall be evidenced by a Performance Award Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.
ARTICLE X
ADJUSTMENT UPON CHANGES IN STOCK
The number of shares of Stock which may be issued pursuant to this Plan, the number of shares covered by each outstanding Option, the Option exercise price per share and the number of shares granted as Restricted Stock, shall be adjusted proportionately, and any other appropriate adjustments shall be made, for any increase or decrease in the total number of issued and outstanding Stock (or change in kind) resulting from any change in the Stock or Options through a merger, consolidation, reorganization, recapitalization, subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated. Appropriate adjustment shall also be made by the Committee in the terms of SARs to reflect the foregoing changes. Except as otherwise determined by the Committee, no change shall be made to an Incentive Stock Option under this Article IX to the extent it would constitute a “modification” under section 424(h)(3) of the Code.

ARTICLE XI
CHANGE IN CONTROL
Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control:
     (i) If during a Restriction Period(s) applicable to Restricted Stock issued under the Plan, all restrictions imposed hereunder on such Restricted Stock shall lapse effective as of the date of the Change in Control;
     (ii) If during a Performance Period(s) applicable to a Performance Award granted under the Plan, an Employee shall earn the cash award which the Employee would have earned as if target performance under the Award was obtained, and
     (iii) Any outstanding Options and SARs that are not exercisable shall become exercisable effective as of the date of a Change in Control. If an Optionee’s employment is terminated within 730 days after the effective date of a Change in Control, to the extent that any Option or SAR was exercisable at the time of the Optionee’s termination of employment, such Option or SAR may be exercised within twelve months following the date of termination of employment.
For purposes of the Plan, a “Change in Control” means the occurrence of any of the following:
     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that for purposes of this subsection (a) of this Article X the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iii) any acquisition by any entity pursuant to a transaction which complied with clauses (i), (ii) and (iii) of subsection (c) of this Article X; or
     (b) Individuals who, as of the date of the Plan, constitute the board of directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors of the Company; provided, however, that any individual becoming a director after the date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors; or
     (c) The consummation of a reorganization, merger or consolidation or sale of the Company, or a disposition of at least 50 percent of the assets of the Company including goodwill

(a “Business Combination”), provided, however, that for purposes of this subsection (c), a Business Combination will not constitute a change in control if the following three requirements are satisfied:
following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company’s voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the ownership interests of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries or other affiliated entities) in substantially the same proportions as their ownership immediately prior to such Business Combination, (ii) no Covered Person (excluding any employee benefit plan [or related trust] of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50 percent or more of, respectively, the ownership interests in the entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors of the Company, providing for such Business Combination. For this purpose any individual who becomes a director after the date of the Plan, and whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Director.
ARTICLE XII
MISCELLANEOUS
     12.1 EFFECT ON OTHER PLANS. Except as otherwise required by law, no action taken under the Plan shall be taken into account in determining any benefits under any pension, retirement, thrift, profit sharing, group insurance or other benefit plan maintained by the Company or any Subsidiaries, unless such other plan specifically provides for such inclusion.
     12.2 TRANSFER RESTRICTIONS. Except as provided in Section 12.3, no Option, SAR or grant of Restricted Stock under this Plan shall be transferable other than by will or the laws of descent and distribution. Any Option or SAR shall be exercisable (i) during the lifetime of an Optionee, only by the Optionee or, to the extent permitted by the Code, by an appointed guardian or legal representative of the Optionee, and (ii) after death of the Optionee, only by the Optionee’s legal representative or by the person who acquired the right to exercise such Option or SAR by bequest or inheritance or by reason of the death of the Optionee.

     12.3 TRANSFER OF OPTIONS. The Committee may, in its discretion, authorize all or a portion of the Options and SARS to be granted to an Optionee to be on terms which permit transfer by such Optionee to an immediate family member of the Optionee who acquires the Options or SARs from the Optionee through a gift or a domestic relations order. For purposes of this Section 12.3, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, provided that the Stock Option Agreement or Stock Appreciation Rights Agreement pursuant to which such Options or SARs are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section and provided further that subsequent transfers of transferred options shall be prohibited except those in accordance with Section 12.2. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Section 6.5 or the Award Agreement referred in Section 7.5, as applicable, shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the Transferee only to the extent and for the periods specified in Section 6.5 or such Award Agreement.
     12.4 WITHHOLDING TAXES. The Company shall have the right to withhold from any settlement hereunder any federal, state, or local taxes required by law to be withheld, or require payment in the amount of such withholding. If settlement hereunder is in the form of Stock, such withholding may be satisfied by the withholding of shares of Stock by the Company, unless the Optionee shall pay to the Company an amount sufficient to cover the amount of taxes required to be withheld, and such withholding of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities.
     12.5 TRANSFER OF EMPLOYMENT. Transfer of employment or consulting assignment between the Company and a Subsidiary shall not constitute termination of employment or service for the purpose of the Plan. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee.
     12.6 ADMINISTRATIVE EXPENSES. All administrative expenses associated with the administration of the Plan shall be borne by the Company.
     12.7 TITLES AND HEADINGS. The titles and headings of the articles in this Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
     12.8 NO GUARANTEE OF CONTINUED EMPLOYMENT OR SERVICE. No grant or Award to an Employee under the Plan or any provisions thereof shall constitute any agreement for or guarantee of continued employment by the Company and no grant or Award to a Director or Consultant shall constitute any agreement for or guarantee of continuing as a Director or Consultant.

     12.9 COMMITTEE DUTIES AND POWERS. The Committee shall have such duties and powers as may be necessary to discharge its responsibilities under this Plan, including, but not limited to, the ability to construe and interpret the Plan and resolve any ambiguities with respect to any of the terms and provisions hereof as written and as applied to the operation of the Plan.
     12.10 PROCEEDS. The proceeds received by the Company from the sale of Stock under the Plan shall be added to the general funds of the Company and shall be used for corporate purposes as the Board shall direct.
     12.11 GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of Texas, except to the extent that federal law applies.
     12.12 FOREIGN JURISDICTIONS. Awards may be granted to Employees or Consultants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.
ARTICLE XIII
AMENDMENT AND TERMINATION
The Board may at any time terminate or amend this Plan in such respect as it shall deem advisable, provided, the Board may not, without further approval of the stockholders of the Company, amend the Plan to (i) increase the number of shares of Stock which may be issued under the Plan, except as provided for in Article X; (ii) change Plan provisions relating to establishment of the exercise prices under Options or SARs granted; (iii) extend the duration of the Plan beyond the date approved by the stockholders; (iv) reprice, replace or regrant Options or SARs through cancellation, or by lowering the exercise price or grant price of a previously granted Option or SAR; (v) make any change to the Plan considered material under the listing requirements of the New York Stock Exchange or any other exchange on which the Company’s Stock is listed; or (vi) increase the maximum dollar amount of ISOs which an individual Optionee may exercise during any calendar year beyond that permitted in the Code and applicable rules and regulations of the Treasury Department. No amendment or termination of the Plan shall, without the consent of the Optionee or Plan participant, alter or impair any of the rights or obligations under any Options or other rights theretofore granted such person under the Plan.

ARTICLE XIV
DURATION OF THE PLAN
The effective date of this Plan shall be May 18, 2006. If not sooner terminated by the Board, this Plan shall terminate on May 17, 2016, but Options and other rights theretofore granted and any Restriction Period may extend beyond that date, and the terms of the Plan shall continue to apply.

Harvest Natural Resources, Inc.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 18, 2006
10:00 a.m.
at our offices
1177 Enclave Parkway
Houston, Texas 77077
Harvest Natural Resources, Inc.
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2006.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint Steven W. Tholen and Kerry R. Brittain, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Stephen D. Chesebro’ 02 John U. Clarke 03 James A. Edmiston	04 H. H. Hardee 05 Patrick M. Murray 06 J. Michael Stinson	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ended December 31, 2006.	☐	For	☐	Against	☐	Abstain

3.	To approve the Harvest Natural Resources 2006 Long Term Incentive Plan	☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark box Indicate changes below:	☐	Date:

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and name of authorized officer signing the proxy.